STOCK PURCHASE AND EXCHANGE
                                    AGREEMENT

                                 by and between

                          CATEGORY 5 TECHNOLOGIES, INC.
                              a Nevada corporation

                                       and

                                BOTTOMLINE, INC.
                               a Utah corporation

                                February 27, 2002

                      STOCK PURCHASE AND EXCHANGE AGREEMENT

                  THIS STOCK PURCHASE AND EXCHANGE AGREEMENT (this "Agreement") is made and entered into as of February 27, 2002 by and among Category 5 Technologies, Inc., a Nevada corporation ("Category 5"), Bottomline Online, Inc., a Utah corporation, (the "Company"), and its shareholders Tony Graf and the other individuals set forth on the signature page hereto (together, "Sellers').

                                    RECITALS


                  WHEREAS, the Company has developed software that enables the automated design and creation of "storefront" Web sites utilizing Macromedia's Flash technology; and

                  WHEREAS, Sellers own all of the outstanding shares of capital stock of the Company; and


                  WHEREAS, Sellers desire to exchange all of their shares in the Company, (the "Bottomline Shares') for shares of common stock of Category 5, and Category 5 desires to issue shares of its common stock in exchange for the Bottomline Shares, on the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the premises, representations and mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, agree as follows:

                                    ARTICLE I
                               EXCHANGE OF SHARES

                  1.1 Exchange. Seller hereby agree to exchange, sell transfer and deliver to Category 5, and Category 5 hereby agrees to purchase and acquire from Seller, on the Closing Date (as hereinafter defined) all of the Bottomline Shares, free from any charge, lien, encumbrance or adverse claim of any kind whatsoever.

                  1.2 Consideration for Bottomline Shares. Category 5 shall deliver at the Closing (as hereinafter defined), in addition to the items set forth in Section 7.3, in exchange and as consideration for the Bottomline Shares, stock certificates representing 225,000 shares of Category 5 Common Stock (the "Category 5 Shares'), par value $.001 per share.

                  1.3 Delivery of Shares. At the Closing, Sellers shall deliver to Category 5, in addition to those items set forth in Section 7.2, in exchange for the Category 5 Shares, all of the Bottomline Shares, in a form reasonably acceptable to Category 5, free from any charge, lien, encumbrance or adverse claim of any kind whatsoever, together with the minute books and stock ledger of the Company.

                  1.4 Legends. The certificates evidencing the Category 5 Shares shall bear the following legend and any legends required by any state securities

"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION UNDER THE ACT THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE REASONABLE SATISFACTION OF THE COMPANY."

                                   ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND THE COMPANY

                  The Company and each of the Sellers jointly and severally agree with, and represent and warrant to Category 5 as follows:

                  2.1 Corporate Existence. Good Standing and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Utah. The Company has full power and authority to carry on its business as now being conducted and is entitled to own, lease or operate the property and assets now owned, leased or operated by it. The Company is qualified to do business, is in good standing and has all required and appropriate licenses in each jurisdiction in which its failure to obtain or maintain such qualification, good standing or licensing (i) would, individually or in the aggregate, have or reasonably could be expected to have a material adverse effect on the assets, liabilities, business, financial condition, results of operations, or prospects of the Company (a "Material Adverse Effect"), or (ii) would result in a material breach of any of the other representations, warranties or covenants set forth in this Agreement. The Company has all requisite corporate power and corporate authority to enter into this Agreement all other agreements and documents contemplated hereby (the "Ancillary Agreements'9 and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and the Ancillary Agreements, when executed, will be, duly executed and delivered by the Company and each of the Sellers, has been authored by all necessary action of the Company and constitutes a legal, valid and binding obligation of the Company and each of the Sellers, enforceable against the Company and each of the Sellers in accordance with its terms, except as enforcement may be limited by equitable principles or bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally.

                  2.2 Capitalization. The Sellers are the only shareholders of the Company, and the Bottomline Shares constitute all of the outstanding capital stock of the Company. There are no options, warrants, conversion rights, rights of exchange, or other rights, plans, agreements or other commitments providing for the purchase, issuance or sale of any additional shares or any securities convertible into or exchangeable for any shares of the Company.

                                       -2-

BoTTOMLIN:/C5 2/27/02

                  2.3 Good and Marketable Title To Shares. All of the Bottomline Shares are owned, beneficially and of record, only by the sellers and are free from any charge, lien, encumbrance or adverse claim of any kind whatsoever. The Sellers have the absolute and unrestricted right, power, authority and capacity to transfer the Bottomline Shares to Category 5and upon closing, without exception, Category 5 will acquire from the sellers legal and beneficial ownership of, good and valid title to, and all rights to vote, the Bottomline Shares, free from any charge, lien, encumbrance or adverse claim of any land whatsoever.

                  2.4 Subsidiaries. Except as set forth on Schedule 2.4, the Company does not presently own, directly or indirectly, any interest in any other corporation, association, joint venture or other business entity.

                  2.5 Financial Statements. The balance sheet and related statements of income and cash Dows of the Company since inception through December 31, 2001 (the "Flash Financial Statements,) have been provided to Category 5. The internal books and records of the Company from which the Flash Financial Statements were prepared do not contain any information which is false or misleading. The Flash Financial Statements (i) were prepared in accordance with such books and records; (ii) were prepared in accordance with the Company's accounting policies and principles, and are in accordance with generally accepted accounting standards, applied on a consistent basis, and (iii) present fairly the Company's financial position and results of operations at the dates and for the periods reflected therein.

                  2.6 Properties. The Company does not own or hold title to any real property. The Company has beneficial ownership of and good and marketable title to all properties and assets it owns which are used in its operations or necessary for the conduct of its business, and such properties and assets are not subject to no mortgages, liens, pledges, loans or encumbrances of any land whatsoever. With respect to property and assets it leases, the Company is in compliance in all material respects with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances of any kind whatsoever. All real and tangible personal property, including machinery, equipment and fixtures currently used by the Company in the operation of its businesses is, and at the time of Closing will be, in good operating condition and repair, ordinary wear and tear excepted.

                  2.7 Litigation. No litigation, arbitration or proceeding is pending or, to the best knowledge of the Company, threatened by or against the Company, its properties or assets, the Bottomline Shares or its officers, directors or the Sellers before any court or any government agency, and, to the knowledge of the Company no facts exist which might form the basis for any such litigation, arbitration or proceeding. To the knowledge of the Company, the Company is not the subject of any investigation for violation of any laws, regulations or administrative orders applicable to its businesses by any governmental authority or any other person. There is no judgment, writ, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company, its properties or assets or the Bottomline Shares.

                  2.8 Non-Contravention. The execution and delivery of this Agreement by the Company and consummation of the transactions contemplated hereby will not result in or constitute any of the following: (I) a conflict, violation or default with or an event that, with notice or lapse of time or both, would be a default, breach, or violation of Me Articles of Incorporation or Bylaws of the Company, any contract, lease, license, permit, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument or arrangement to which the Company is a party or by which the Company or its assets are bound; (ii) an event that would permit any party to terminate any agreement or instrument or to accelerate the maturity of or permit the subordination of any indebtedness or other obligation of the Company, (iii) the creation or imposition of any lien, charge, or encumbrance on any of the assets of the Company; or (iv) conflict with or result in the violation or breach of any law, rule or regulation of any governmental authority, or any judgment, order, injunction or decree applicable to the Company or its assets.

                  2.9 Absence of Certain Changes. Except as set forth in
Schedule 2.9, since December 31, 2001, there has not been:

(a) Any Material Adverse Effect;

                  (b) Any increase in the compensation paid or payable by the Company, other than in the ordinary course of business, to any of its officers, directors, employees, agents or Sellers;

                  (c) Any split-up or other recapitalization in respect of the capital stock of the Company or any direct or indirect redemption, purchase or other acquisition of any such capital stock or any agreement to do any of the foregoing;

                  (d) Any issuance, transfer, sale or pledge by the Company of any shares of its capital stock or other securities or of any commitment, option, right or privilege under which the Company is or may become obligated to issue any shares of its capital stock or other securities;

                  (e) Any indebtedness incurred by the Company, except such as may have been incurred or entered into in the ordinary course of business;

                  (f) Any loan made or agreed to be made by the Company, nor has the Company become liable or agreed to become liable as a guarantor with respect to any loan;

                  (g) Any waiver or compromise by the Company of any right or rights of material value or any payment, direct or indirect, of any material debt, liability or other obligation;

                  (h) Any sale, assignment, or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets of material value other than licenses granted in the ordinary course of business;

                  (i) Any purchase or other acquisition of, or any sale, lease, disposition of, mortgage, pledge or subjection to any lien or encumbrance on, any material property or asset, tangible or intangible, of the Company or any agreement to do any of the foregoing;

BOTTOMLINEJC5 2/27/02

Company; or

                  (j) Any actual or threatened amendment, termination or loss of
(i) any material contract, lease, license or other agreement to which the Company is a party; or (ii) any certificate or other authorization required for the continued operation by the Company of any material portion of any of its business;

                  (k) Any resignation or termination of employment of any officer or employee of the Company;

                  (l) Any change in or amendment to the charter documents of the

                  (m) Any agreement or commitment by the Company to do any of the things described in this Section 2.9.


                  2.10 Employees. The Company has complied in all material respects with all applicable laws, rules and regulations relating to employment, including those relating to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by appropriate governmental authorities.

                  2.11 Compliance with Law: Consents. The business and operations of the Company have been and are being conducted in compliance with all laws, rules, regulations and licensing requirements applicable thereto, except where failure to be so in compliance would not have a Material Adverse Effect. The Company is unaware of any facts which might form the basis for a claim that any material violation of such laws exists. No consent, approval, order or authorization off or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority or any third party on the part of the Company or the Sellers is required in connection with the execution, delivery and performance by the Company or the Sellers of this Agreement, the consummation of the transactions contemplated hereby or Category 5's operation of the business of the Company following the Closing Date.

                  2.12 Contracts and other Agreements. Schedule 2.12 sets forth a list of all contracts and other agreements to which the Company is a party or by or to which it or its assets or properties are bound or subject, whether or not made in the ordinary course of business, that have or would be reasonably expected to have a material effect on the Business of Company. True and complete copies of all the contracts and other agreements (and all amendments, waivers or other modifications thereto and all appendices and attachments) set forth on the Company Disclosure Schedule have been furnished to Category 5. Each of such contracts is valid, existing, in full force and effect, binding upon the Company, and to the best knowledge of the Company, binding upon the other parties thereto in accordance with their terms (subject in each case to the application of general principles of equity or by the effect of bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors, rights), and the Company is not in default under any of them, nor, to the best knowledge of the Company, is any other party to any such contract or other agreement in default thereunder, nor does any condition exist Mat with notice or lapse of dine or both would constitute a default thereunder, except, in each case, such defaults as would not, individually or in the aggregate, have a material adverse effect on the Business of Company.

                                       -5-

BOTTOMLINE/CS V27/02

                  2.13 Affiliate Relationships. Other than as provided on
Schedule 2.13, the Company does not have any material financial interest, direct or indirect, in any supplier or service provider to, or customer of, the Company or other party to any contract or other arrangement which is material to the Company . For purposes of this Section 2.13, the term the Company shall be deemed to include the Company, the Sellers and any person, firm or corporation which, directly or indirectly, alone or together with others, controls, is controlled by, or is under common control with the Company

                  2.14 No Termination of Business Relationship. None of the entities with which the Company has a material business relationship or any other present material customer of the Company has given notice of any intention to cancel or otherwise terminate a material business relationship with the Company and the Company has no knowledge of any event (including, without limitation, the transactions contemplated hereby) which would precipitate the cancellation or termination of, or entitle any such entity or customer to terminate, such a material business relationship.

                  2.15 Intellectual Property Rights. To the Company's best knowledge, the Company possesses all patents, patent rights, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights and copyrights (collectively, the "Intellectual Property') necessary for its business without any conflict with or infringement of the valid rights of others and the lack of which could have a Material Adverse Effect, and the Company has not received any notice of infringement upon or conflict with the asserted rights of others. Schedule 2.15 contains a complete list of patents, patent applications, trade names, trademarks, service marks, brandmarks copyrights, registrations owned or used by the Company and any applications for the foregoing. All Intellectual Property is vested in (or, if applicable, leased or licensed by) the Company free and clear of any equities, claims, liens, encumbrances or restrictions of any kind whatsoever. All Intellectual Property which is licensed to the Company by others are identified in Schedule 2.15, and all such licenses will continue in full force and effect upon the consummation of the transactions contemplated hereby. The Company has a valuable body of trade secrets, including know-how, concepts, computer programs and other technical data (the "Proprietary Information") for the operation of its business. To the Company's best knowledge, the Company has the right to use the Proprietary Information free and clear of any rights, liens, encumbrances or claims of others. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company, except for inventions that have been assigned or licensed to the Company as of the date hereof. Each employee, officer and consultant of the Company has executed a Proprietary Information and Inventions Agreement in the form provided by Category 5. To the Company's best knowledge, no employee, officer or consultant is in violation thereof, and the Company will use its best efforts to prevent any such violation.

                  2.16 No Undisclosed Liabilities. The Company does not have, and as of the Closing Date will not have, any liabilities, obligations or commitments of any nature (absolute,

                                       -6

BOTTOML~IE/C5 2/27/02
accrued, contingent or otherwise) matured or unmatured("Liabilities') except (i) Liabilities which are adequately reflected or fully reserved against in the Flash Financial Statements; (ii) Liabilities which have been incurred in the ordinary course of business and consistent with past practice since December 31, 2001; (iii) Liabilities disclosed in the Schedules hereto; and (iv) Liabilities arising under contracts or other agreements which because of the dollar amount involved are not required to be listed in Schedule 2.12.

                  2.17 Representations Complete. None of the representations and warranties made by the Sellers or the Company herein, nor any statement made in any Exhibit, Schedule or certificate furnished pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein, or necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

                  2.19 Broker's and Finder's Fees. Neither the Company nor the Sellers has incurred, nor will it incur, directly or indirectly, any liability for brokerage or finder's fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby that may become the obligations or liabilities of Category 5.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

Each of the Sellers agree with, and represent and warrant to Category 5 as follows:

                  3.1 Good and Marketable Title to Shares. The Sellers have and will have on the Closing Date, full right, power, and authority to sell, transfer and deliver the Bottomline Shares as provided in this Agreement.

                  3.2 Purchase Entirely for Own Account. Each Seller understands that Category 5 is entering into this Agreement with each Seller in reliance upon such Seller's representation to Category 5, which by such Seller's execution of this Agreement such Seller hereby confirms, that the Category 5 Shares to be received by such Seller, (for purposes of Article III, the "Securities") will be acquired for investment for such Seller's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Seller has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Seller further represents that such Seller does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Securities. Each Seller represents that it has full power and authority to enter into this Agreement.

                  3.3 Disclosure of Information. Each Seller believes that it has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities. Each Seller further represents that it has had an opportunity to ask questions and receive answers from Category 5 regarding Category 5 and its business and operations and the terms and conditions of me offering of the Securities.

BOTTOMLINE/C5 V27/02

                  3.4 Investment Experience. Each Seller acknowledges that it is able to fend for itself, can bear the economic risk its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

                  3.5 Accredited Seller. Each Seller is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act of 1993, as now in effect.

                  3.6 Restricted Securities. Each Seller understands that the Category 5 Shares it is purchasing are characterized as "restricted securities" under the United States securities laws inasmuch as they are being acquired from Category 5 in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, each Seller represents that it is familiar with Rule 144 promulgated under the Act, as now in effect, and understands the resale limitations imposed thereby and by the Act. Each Selling Seller agrees that it will (i) not sell, assign or transfer any of the Category 5 Shares to anyone other than Category 5 or to a transferee who has agreed to be bound by the Exchange Agreement, (ii) not make any disposition of all or any portion of the Category 5 Shares unless such disposition is in compliance with all applicable federal and state securities law, and (iii) not, to the extent requested by an underwriter of common stock (or other securities) of Category 5 during a two-year period following the Closing, sell or otherwise transfer or dispose of any such securities during a reasonable and customary period of time, as agreed to by Category 5 and the underwriters.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF CATEGORY 5

Category 5 represents and warrants to the Sellers and the Company that:

                  4.1 Corporate Existences Good Standing and Authority. Category 5 has been duly incorporated and is validly existing and in good standing under the laws of the State of Nevada. Category 5 has fun corporate power and authority to enter into, deliver, perform its obligations under and carry out this Agreement and the Ancillary Agreements to which it is a party. This Agreement constitutes, and all agreements and Ancillary Agreements will constitute, valid and legally binding obligations of Category 5 enforceable in accordance with their terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  4.2 Category 5 Shares Fully Paid and Non-Assessable. The Category 5 Shares deliverable pursuant to Section 1.2 when issued and delivered as herein provided, will be validly issued and outstanding shares of Category 5 Common Stock fully paid and non-assessable, free and clear of all liens, encumbrances, restrictions and claims of every kind.

                  4.3 Consents and Approvals. Except as otherwise described herein, no consent, approval, authorization, order, registration or qualification of or with any court or any regulatory authority or any other governmental body is required for the consummation by Category 5 of the

BOTTOMLINE/C5 2127/02
transactions contemplated by this Agreement has been obtained or will be obtained prior to or upon the Closing Date.

                  4.4 No Breach. The execution and delivery of this Agreement by Category 5 and consummation of the transactions contemplated hereby will not result in or constitute any of the following: (i) a conflict, violation or default with or an event that, with notice or lapse of time or both, would be a default, breach, or violation of the Certificate of Incorporation or Bylaws of Category 5, any contract, lease, license, permit, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust:, or other agreement, instrument or arrangement to which Category 5 is a party or by which Category 5 or its assets are bound; (ii) an event that would permit any party to terminate any agreement or instrument or to accelerate the maturity of or permit the subordination of any indebtedness or other obligation of the Category 5;
(iii) the creation or imposition of any lien, charge, or encumbrance on any of the assets of the Category 5; or (iv) conflict with or result in the violation or breach of any law, rule or regulation of any governmental authority, or any judgment, order, injunction or decree applicable to Category 5 or its assets.

                  4.5 Financial Statements. The consolidated audited financial statements of Category 5 and its subsidiaries as filed with the Securities and Exchange Commission (the "SEC') on Form l0K for the 12 months ended June 30 2001, (the "Category 5 Audited Financial Statements',) and the unedited consolidated financial statements of Category 5 and its subsidiaries as filed with the SEC on Form 10-Q for the three and six months ended December 31, 2001 (the "Category 5 Unedited Financial Statements'~)comply as to form in all material respects with applicable accounting requirements and with applicable rules and regulations of the Securities and Exchange Commission. The Category 5 Audited Financial Statements and the Category 5 Unedited Financial Statements
(i) were prepared in accordance with Category 5's internal books and records;
(ii) were prepared in accordance with Category 5's accounting policies and principles, and are in accordance with generally accepted accounting principles ("GAAP'J), applied on a consistent basis; and (iii) present fairly Category 5's financial position and results of operations at the dates for the periods reflected therein.

                  4.6 Properties. Category 5 does not own or hold title to any real property. Category 5 has beneficial ownership of and good and marketable title to all properties and assets it owns which are used in its operations or necessary for the conduct of its business, and such properties and assets are not subject to any mortgages, liens, pledges, loans or encumbrances of any kind whatsoever. With respect to property and assets it leases, Category 5 is in compliance in all material respects with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances of any kind whatsoever. All real and tangible personal property, including machinery, equipment and fixtures currently used by Category 5 in the operation of its businesses is, and at the time of Closing will be, in good operating condition and repair, ordinary wear and tear excepted.

                  4.7 Litigation. Except as set forth in Schedule 4.7 hereto or in which an adverse outcome would not have a Material Adverse Effect, no litigation or proceeding is pending or, to the knowledge of Category 5, threatened by or against Category 5, its assets or the Category 5 Shares before any court or any government agency, and, to the best knowledge of Category 5, no facts exist which might form the basis for any such litigation or proceeding. To the knowledge

BOTTOMLINE/C5 2127/02
of Category 5, Category 5 is not the subject of any investigation for violation of any laws, regulation or administrative orders applicable to its business by any governmental authority or any other person. There is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency instrumentality or arbitrator outstanding against Category 5 or the Category 5 Shares.

                  4.8 Representations Complete. None of the representations and warranties made by Category 5 herein, nor any statement made in any Exhibit, Schedule or certificate furnished pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein, or necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

                  4.9 Broker's and Finder's Fees. Category 5 has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finder's fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                                    ARTICLE V
COVENANTS OF TIIE SELLERS

                  5.1 Non-Competition Agreements. Sellers hereby agree to not compete with Category 5 or the Company following the Closing, and Sellers agree to enter into a noncompetition agreement (the "Non-Competition Agreement,) substantially in the form attached hereto as Exhibits.

                  5.2 Best Efforts. Each of the Sellers will use his best efforts to perform and fulfill all obligations on their respective parts to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be effected substantially in accordance with its terms. Each of the Sellers shall each cooperate with Category 5 in such actions and in securing requisite approvals and shall deliver such further documents as Category 5 may reasonably request as necessary to evidence such transactions.

                                   ARTICLE VI
                             COVENANTS OF CATEGORY 5

                  6.1 Employee Matters. The Company shall enter into employment arrangements with Tony Graf and such other employees of the Company as are mutually agreed upon between Mr. Graf and Category 5.

                  6.2 Best Efforts. Category 5 will use its best efforts to perform and fulfill all obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be effected substantially in accordance with its terms.

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




                                   ARTICLE VII
                                     CLOSING

                  7.1 Time and Place. The purchase and sale of the Bottomline Shares hereunder (the "Closing',) shall occur on the date of execution of this Agreement by all of the parties hereto (the "Closing Date").

                  7.2 Deliveries of the Sellers. At the Closing, the Sellers will deliver or cause to be executed and delivered to Category 5:

                  (a) Articles Bylaws. She Articles of Incorporation and Bylaws of me Company, certified by the appropriate government agency as of a recent date;

                  (b) Books and Records. Any and all of the minute books and similar records of the Company;

Agreements;

                  (c) Non-Competition Agreements.

Executed Non-Competition

                  (d) Other Documents. Such other documents and instruments as Category 5 or its counsel reasonably shall deem necessary to consummate the transactions contemplated hereby.

                  All documents delivered to Category 5 shall be in form and substance reasonably satisfactory to Category 5 and its counsel.

                  7.3 Deliveries of Category 5. At the Closing, Category 5 will execute and deliver or cause to be executed and delivered simultaneously with delivery of the items referred to in Section 7.2 above:

Sellers;

                  (a) Payment of the Consideration. The Category 5 Shares, delivered to

                  (b) Non-Competition Agreements. The executed and the Non-Competition Agreements;

                  (c) Other Documents. Such other documents and instruments as Category 5 or its counsel reasonably shall deem necessary to consummate the transactions contemplated hereby.

                                  ARTICLE VIII
               OBLIGATIONS OF SELLERS AND CATEGORY 5 AFTER CLOSING

                  8.1 Indemnification by the Sellers. The Sellers shall indemnify and hold harmless Category 5 and its respective officers, directors, employees, successors and assigns in respect of any and all claims, actions, suits or other proceedings and any and all losses, costs, expenses, liabilities, fines, penalties, interest, and damages, whether or not arising out of any claim, action,

BOTTOMLINE/C5 2/21/02
suit or other proceeding (and including reasonable counsel and accountants' fees and expenses and all other reasonable costs and expenses of investigation, defense or settlement of claims and amounts paid in settlement) incurred by, imposed on or borne by Category 5 (collectively "Damages',) resulting from:

                  (a) The breach of any of the representations or warranties made by the Company or the Sellers in this Agreement;

                  (b) The breach or the failure of performance by the Company or the Sellers of any of the covenants that they are to perform hereunder;

                  (c) The payment of any taxes (including interest and penalties) of any kind or nature imposed, whether before or after the Closing, by any government or subdivision thereof upon the business, assets or employees or independent contractors of the Company or otherwise resulting from or relating to the respective businesses or operations of the Company prior to the Closing or any of its properties or assets as they existed as of or any time prior to the Closing Date and the transactions contemplated by this Agreement;

                  (d) The death of or injury to any person or damage to property that occurred prior to the Closing and arose out of or in connection with the business or operations of the Company (whether asserted, discovered or established before or after the Closing), and whether or not it is the subject matter of a claim or action disclosed in the Schedules to this Agreement; and

                  (e) All employment-refuted chime and causes of action, and all other claims and causes of actions, that have arisen or arise out of in connection with the operations of the businesses of the Company conducted prior to the Closing (whether asserted, discovered or established before or after the Closing).

                  Damages shall exclude any amount with respect to which Category 5 or the Company as the case may be shall have received under any insurance policy which provides coverage for the liability to which such amount relates.

                  8.2 Indemnification by Category 5. Category 5 shall indemnify and hold harmless the Sellers, in respect of any and all chime, losses, costs, expenses, liabilities, fines, penalties, interest, and damages (including reasonable counsel and accountants' fees and expenses and all other reasonable costs and expenses of investigation, defense or settlement of chime and amounts paid in settlement) incurred by, imposed on or borne by the Sellers resulting from:

                  (a) The breach of any of the representations or warranties made by Category 5 in this Agreement, or

                  (b) The breach or the failure of performance by Category 5 of any of the covenants that it is to perform hereunder.

                  8.3 Indemnification Procedure for Claims. Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the "indemnified party') shall

                                       -12

BOTTOMLINEIC5 V27102
promptly notify the other party or parties (the "indemnifying party") of the claim and, when known, the facts constituting the basis for such claim; provided, that the indemnified party's failure to give such notice shall not affect any rights or remedies of an indemnified party hereunder with respect to indemnification for damages except to the extent that the indemnifying party is materially prejudiced thereby. In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice to the indemnifying party shall specify, if known, the amount or an estimate of the amount of the liability arising there from. The indemnified party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder, without the prior written consent of the indemnifying party (which shall not be unreasonably withheld) unless suit shall have been instituted against it and the indemnifying party shall not have taken control of such suit after notification thereof as provided in this Agreement.

                  8.4 Defense by Indemnify Party. In connection with any claim giving rise to indemnity hereunder or resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the indemnifying party at its sole cost and expense may, upon written notice to the indemnified party, assume the defense of any such claim or legal proceeding if it acknowledges to the indemnified party in writing its obligations to indemnify the indemnified party with respect to all elements of such claim, and thereafter diligently conducts the defense thereof with counsel reasonably acceptable to the indemnified party. The indemnified party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If the indemnifying party does not assume or fails to conduct in a diligent manner the defense of any such claim or litigation resulting therefrom,
(i) the indemnified party may defend against such claim or litigation, in such manner as it may deem appropriate, including, without limitation, settling such claim or litigation, after giving notice of the same to the indemnifying party, on such terms as the indemnified party may deem appropriate, and (ii) the ind~rmi~ party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If the indemnifying party thereafter seeks to question the manner in which the indemnified party defended such third party claim or the amount or nature of any such settlement, the indemnifying party shall have the burden to prove by a preponderance of the evidence that the indemnified party did not defend or settle such third party claim in a reasonably prudent manner. Each party agrees to cooperate fully with the other, such cooperation to include, without limitation, attendance at depositions and the provision of relevant documents as may be reasonably requested by the indemnifying party; provided, that the indemr if party will hold the indemnified party harmless from all of its expenses, including reasonable attorneys' fees, incurred in connection with such cooperation by the indemnified party.

                  8.5 Manner of Indemnification. All indemnification hereunder shall be effected by payment of cash or delivery of a certified or official bank check to the indemnified party.

                                   ARTICLE IX
                               GENERAL PROVISIONS

                  9.1 Survival. The representations and warranties of the Company and the Sellers set forth in this Agreement or in any instrument or document furnished in connection herewith

                                       -13

BOTTOlvLINE/C5 2127102
shall survive the Closing and all representations and warranties set forth herein or in any instrument or document furnished in connection herewith will expire on the third anniversary of the Closing Date. No claim or action for indemnity pursuant to Sections 8.1 or 8.2 hereof for breach of any representation or warranty shall be asserted or maintained by any party hereto after the expiration of such representation or warranty pursuant to the provisions of this Section 9.1 except for claims made in writing prior to such expiration and actions (whether instituted before or after such expiration) based on any claim made in writing prior to such expiration. Each party hereto may rely on the representations and warranties made by the other parties hereto notwithstanding any investigation of the facts constituting the basis of the representations and warranties of any party by any other party hereto.

                  9.2 Further Assurances. At the request of any of the parties hereto, and without further consideration, the other parties agree to execute such documents and instruments and to do such further acts as may be necessary or desirable to effectuate the transactions contemplated hereby.

                  9.3 Each Party to Bear Own Costs. Each of the parties shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

                  9.4 Headings. The subject headings of the Articles and Sections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

                  9.5 Entire Agreement: Waivers. This Agreement and the Exhibits and Schedules hereto constitute the entire agreement between the parties pertaining to the contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

                  9.6 Third Parties. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over against any party to this Agreement.

                  9.7 Successors and Assigns. This Agreement shall not be assigned by the Company or the Sellers without the written consent of Category
5. This Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors, and assigns.

                  9.8 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when so delivered in person, by overnight courier, by facsimile transmission (with receipt confirmed by telephone or

                                       -14

BOTTOMI~/C5 V2710Z
by automatic transmission report) or two business days after being sent by registered or certified mail (postage prepaid, return receipt requested) as follows:

To the Company at:                      Bottomline Online, Inc.
                                        [address]
                                        Salt Lake City, Utah

To the Sellers:                         c/o Tony Graf
                                        [address]
                                        Salt Lake City, Utah

To Category 5 at:                       Category 5 Technologies, Inc.
                                        4505 S. Wasatch Blvd., Suite 307
                                        Salt Lake City, Utah 84124
                                        Fax: 801-424-2992

Any party may change its address for purposes of this paragraph by giving notice of the new address to each of the other parties in the manner set forth above.

                  9.9 Arbitration. Any controversy or claim arising out of or relating to this Agreement shall be determined by arbitration administered by the American Arbitration Association under its Intemational Arbitration Rules.

                  9.10 Attorneys' Fees. If any party to this Agreement shall bring any action, suit, counterclaim or appeal for any relief against the other, declaratory or otherwise, to enforce the terms hereof or to declare rights hereunder (collectively, an "Action'), the Prevailing Party shall be entitled to recover as part of any such Action its reasonable attorneys' fees and costs, including any fees and costs incurred in bringing and prosecuting such Action and/or enforcing any order, judgment, ruling or award granted as part of such Action. "Prevailing party" within the meaning of this Section 9.10 includes, without limitation, a party who agrees to dismiss an Action upon the other party's payment of all or a portion of the sums allegedly due or performance of the covenants allegedly breached, or who obtains substantially the relief sought by it.

                  9.11 Governing Law. The terms of this Agreement shall be governed by the laws of the State of Utah applicable to agreements entered into, to be wholly performed in and among residents exclusively of, Utah.

                  9.12 Consent to Jurisdiction and Forum Selection. The parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated exclusively in the State and Federal courts located in Utah. The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties with respect to or arising out of this Agreement in any jurisdiction other than that specified in this Section 13.12. Each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates that the

BOTTOMLINE/C5 2127/02

State and Federal courts located in Utah shall have in personamjurisdiction and venue over each of them for the purposes of litigating any dispute, controversy or proceeding arising out of or related to this Agreement. Each party hereby authorizes and accepts service of process sufficient for personal jnn~diction in any action against it as contemplated by this Section 9.11 by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in this Agreement, or in the manner set forth in Section 9.8 of this Agreement for the giving of notice. Any final judgment rendered against a party in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law.

                  9.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

                  9.14 Severabilitv. All provisions contained herein are severable and in the event that any ofthem shall be held to be to any extent invalid or otherwise unenforceable by any court of competent jurisdiction, such provision shall be construed as if it were written so as to effectuate to the greatest possible extent the parties' expressed intent; and in every case the remainder of this Agreement shall not be affected thereby and shall remain valid and enforceable, as if such affected provision were not contained herein.

                  9.15 Publicity. The parties shall cooperate with each other in the development and distribution of all news releases and other public disclosures relating to the transactions contemplated hereby. None of the parties shall issue or make, or cause to have issued or made, any press release or announcement concerrung the transactions contemplated hereby without the advance approval in writing of the form and substance thereof by the other parties, unless otherwise required by applicable law.

BOTTOMLItEIC5 2127/02

         IN WITNESS WHEREOF, the pardes hereto have executed this Stock Purchase and Exchange Agreement as of the date first above written.

CATEGORY 5 TECHNOLOGIES, INC.

By: /s/ Mitchell Edwards
   ---------------------------------------------------

Name:   Mitchell Edwards

Title:    President


BOTTOMLINE ONLINE, INC.

By: /s/ Tony Graf
   ---------------------------------------------------

Name:   Tony Graf

Title:    CEO


SELLERS

/s/ Tony Graf
--------------------------------------------------------
Tony Graf


--------------------------------------------------------
Name:


--------------------------------------------------------
Name:


BOTTOMLINE/C5 2/27/02

                                BottomlineOnLine
                                  Balance Sheet
                             As of January 31, 2002

Assets
         Cash                                                $             -
         Receivable                                                        -
         Inventory - Software Development at Cost                    860,900
                                                             ---------------

Total Assets                                                 $       860,900
                                                             ---------------


Liabilities & Equity
         Account Payable                                     $             -
         Payroll Payable                                                   -
         Loans fro Shareholders                                            -
                                                             ---------------
         Total Liabilities                                   $             -
                                                             ---------------

         Equity
         Capital Stock                                       $       863,267
         Retained Earnings                                           (2,367)
         Net Profit/Loss                                                   -
                                                             ---------------
                                                             $       860,900
                                                             ---------------
         Total Liabilities & Equity                          $       860,000
                                                             ---------------

Shareholders addresses for Bottomline Online, Inc.

DPS - P.O. Box 671, Draper, l IT 84020 Rob Aagaard - 1208 Browning Ave., SLC, UT 84105 Matthew Thorley - 1141 E. 500 S. Apt. #1, SLC, UT 84102 Jon Middleton, MD
- 4350 S. Lynne Irene, Holiday, UT 84124 Gregory Graf- 4350 S. Lynne Lane, Holiday, UT 84124 Jon Middleton - 4350 S. Lynne Lane, Holiday, UT 84124 John Gilmore - 4350 S. Lynne Lane, Holiday, UT 84124 Israel Curtis - 399.7 S. Castle Road, West Valley, UT 84128 Tony Graf- 4350 S. Lynne Lane, Holiday, UT 84124 Dennis Jones - 111 E. Starcrest Drive, Orem, UT 84058 Gary Rogers - 13943 Loam Drive, Bath MI 4X808 Dr. Kurt Bernhisel - 2740 E. Wilshire Drive, SLC, UT 84109 Dan and Sarah Kinnison - 5341 Fowlerville Road North, Fowlerville, MI 48836 Amber Robert - 863 S. 750 E., Orem, UT 84097
Jared Robert - 1488 W. 1825 N., Provo UT 84604

                               Material Contracts

1. April 15, 2001 Acknowledgement that all software technologies and information developed by FG&A E-Business Solutions, Inc. is property of Bottomline Online, Inc.

2. September 10, 2001 Acknowledgement between FG&A E-Business Solutions, Inc. and Bottomline Online, Inc. - all work between FG&A E-Business Solutions, Inc. and Bottomline Online, Inc. fulfilled in entirety and FG&A has received all compensation with payment in fills.

3. January 25, 2002 Web Site Development and License Agreement between Bottomline Online, Inc. and Bentley Mortgage Group, LLC

4. January 31, 2002 Web Site Development and License Agreement between Bottomline Online, Inc. and American Financial Services of North America
                                       fg


               1060 Buddea D'iveo Sandy, Utah 804o 1801 ) 49~1380

September 10th, 2001

To Whom It May Concern:

This letter is to acknowledge that all work between FG&A E-Business Solutions, Inc. and Bottomline Online, Inc. has been fulfilled in their entirety and FG&A has received all the compensation with payment in full. There are no monies due and all appropriate software and code has been passed to Bottomline Online, Inc. and as previously agreed upon, FG&A EBusiness Solutions, Inc. does not have any ownership nor possession of the software or code which was developed for Bottomline Online, Inc.

Thank you,

/s/ Tony Graf

Tony Graf
CEO - FG&A E-Business Solutions, Inc.



I, Jon Middleton, have Acknowledge and verified that all information was received in good condition


/s/ Jon Middleton
--------------------------------------------------
Jon Middleton
Bottomline Online, Inc
fg

1060 Buddlea Dnveo  Sandy. Utah 84094. 1801) 49~1380

April 15th, 2001

To Whom It May Concern:

This is letter is to acknowledge that all software, technologies and information developed by FG&A E-Business Solutions, Inc. is properly OF Bottomline Online, Inc.

Thank you,

/s/ Tony Graf

Tony Graf
CEO - FG&A E-Business Solutions, Inc.

                   WEB SITE DEVELOPMENT AND LICENSE AGREEMENT

         This Web Site Development and License Agreement is made and entered into as of this 25th day of January, 2002 (the "Agreement"), by and between Bottomline Online Inc.., a Utah company ("Developer") ant Bentley Mortgage Group LLC. ("Customer").

                                     RECITAL

         Customer desires to engage Developer to design, develop, create, and test a Web Site (as defined below), and Developer desires to undertake such engagement, all on the terms and conditions set forth in this Agreement.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement, and intending to be legally bound hereby, the parties agree as follows:

1. DEFINITIONS.

          1.1 Certain Defined Terms. The following capitalized terms, when used in this Section I and elsewhere in this Agreement, shall have the meanings set forth below (such terms to be applicable equally to the singular and plural forms thereof):

         "Acceptance" has the meaning set forth ID Section 5.1 of this Agreement.

          "Affiliates" means with respect to any entity, any other person or entity controlling, controlled by, or under common control with, such entity. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities or voting interests, by contract or otherwise.

          "Agreement" means this Web Site Development and License Agreement and the Exhibits attached hereto as the same may be amended from time to time in accordance with the terms set forth herein.

         "Change Order" has the meaning set forth in Section 4 of this Agreement.

         "Confidential Information" has the meaning set forth in Section 12 of this Agreement.

          "Content" means all materials, content and data provided by Customer to Developer from time to time under this Agreement for incorporation into the Web Site, and all materials, content and data posted to the Web Site by Customer's authorized representatives during the term of this Agreement, including but not limited to, in either case, text, graphics, or materials generated in any form or media.

         "Customer Liaison" has the meaning set forth in Section 2.2 of this Agreement.

          "Customer Marks" means any trademarks, trade names, service marks, or logos owned, controlled, or licensed by Customer or its affiliates..

          "Developer Software" means all software owned by Developer that is deployed by Developer in connection with the Web Site.

         "Development Fees" has the meaning set forth in Section 8.1 of this Agreement.

         "Documentation" means the written or electronic documentation provided by Developer to Customer with respect to the Web Site and the Developer Software.

         "HTML" means the series of commands for formatting Web Pages known as HyperText Markup Language, and shall include any current and future extensions thereto.

         "Internet" means the world-wide network of computers commonly understood to provide some or all of the following features, among others: electronic mail, file transfers through File Transfer Protocol, Telnet access to local and remote computers, UseNet Newsgroups, Gopher access to information on local and remote computers, Wide Area Information Servers, and World Wide Web access.

         "Licensed Software" means all Developer Software and Third Party Software.

         "Patches" has the meaning set forth in Section 6.4 of this Agreement.

          "Project Specifications" means the specifications for the Web Site set forth in Exhibit A attached hereto and made a part hereof.

          "Project Timeline" means the schedule for the development of the Web Site as set forth in Exhibit A attached hereto and made a part hereof.

          "Third Party Software" means software owned by a third party that is deployed by Developer in connection with the Web Site.

         "Upgrades" has the meaning set forth in Section 6.4 of this Agreement.

          "User Information" means personally identifiable information of Users provided by Users through the Web Site.

          "Users" means those persons who are authorized by Customer to access the Web Site over the Internet.

          "Web Page" means a document or file that is formatted using HTML and that is intended to be accessible over the Internet with a Web Browser.
used by Customer.

         "Web Site" means the series of interconnected Web Pages residing on the Web Server

          1.2 Interpretation of Terms. As used in this Agreement, unless the context clearly indicates otherwise, (a) the masculine, feminine, or neuter gender and the singular or plural number shall be considered to include their related counterparts, (b) the words "including," "include" and "includes" are not limiting, and the word "or" is not exclusive, (c) the capitalized terms "Section" refers to sections of this Agreement, and (d) references to a particular Section includes all subparts thereof.

2. DEVELOPMENT OF WEB SITE

         2.1 Project Specifications: Proiect Timeline. Developer shall design and develop the Web Site in substantial conformance with the Project Specifications and the Project Timeline.

          2.2 Customer Liaison. Customer shall designate a representative whose duties will be to act as liaison between Customer and Developer during the design and development of the Web Site (the "Customer Liaison"). Developer shall be entitled to rely on the Customer Liaison in connection with Customer's input and Acceptance relating to the Web Site.

3. RESPONSIBILITIES OF CUSTOMER

          3.1 Content. Customer shall provide, at no cost to Developer all informational content and data required to design, implement, and operate software applications accessible through the Web Site, including databases, database applications, and all other applications or services defined in the Project Specifications.

         3.2 Other Responsibilities. Customer shall provide all materials, services, and/or other human, data, equipment, software and other resources as specified in the Project Specifications.

          3.3 Failure to Fulfill Responsibilities. Delay or failure by Customer to deliver the Content may result in an adjustment to the Project Specifications or a delay in respect of the Project Timeline or both for delivery of the Web Site, and shall release Developer from its obligations with regard thereto, but only to the extent that Developer is adversely affected by such Customer delay or failure.

4. CHANGE ORDERS.

         Changes in this Agreement or in any of the Project Specifications under this Agreement shall become effective only when a written change request is executed by an authorized officer of Customer and Developer (a "Change Order"). Developer shall not decline any change requests that increase the cost or magnitude of performance, provided that the changes are reasonable in scope and a commensurate increase in compensation is agreed upon by the parties.

5. ACCEPTANCE; PROCEDURE.

          5.1 Upon the completion of the development and installation of the Web Site, Customer shall have 10 business days to examine and review the Web Site to determine to its reasonable satisfaction whether the Web Site has been successfully designed and installed in compliance with the Project Specifications. Customer may, within such 10 business day period, provide written notice to Developer of any deficiencies or variances from the Project Specifications. Developer shall have 30 calendar days in which to remedy such deficiencies or variances from the Project Specifications. Such procedure may be repeated until the Web Site substantially conforms to the Project Specifications. Customer may then either (a) provide written notice of acceptance ("Acceptance") within 10 business days of Developer's submission of a modified Web Site, or (b) terminate this Agreement in accordance with Section
9.2 of this Agreement.

          5.2 If Customer does not provide written notice of any deficiencies or variances within the 10 business day period referenced in Section 5.1, then Customer shall be deemed to have given its Acceptance of the Web Site.

6. GRANT OF LICENSES.

6.1 Grant of License for Licenses Software.

                  (a) During the term of this Agreement, Developer grants to Customer the non-exclusive and non-transferable right to use all Licensed Software incorporated or accessible therein and the Documentation.

                  (b) Except as otherwise provided in this Agreement, Customer shall not be entitled, without the written consent of Developer, to use the Licensed Software other than for its own internal business purposes. In addition, except as otherwise provided in this Agreement, Customer shall not:

                  (i) Remove any product identification, copyright, trademark, service mark or other notices from the Licensed Software or the Documentation;

                  (ii) Modify, adapt, translate, or create derivative works based upon, in whole or in part, the Licensed Software; or

                  (iii) Decompile, disassemble, or otherwise reverse engineer or attempt to reconstruct or discover (or permit any third party to decompile, disassemble, or otherwise reverse engineer or attempt to reconstruct or discover) any source code or underlying: ideas, algorithms, file formats, or programming or interoperability interfaces of the Licensed Software or any files contained in or generated using the Licensed Software.

          6.2 License to the Content. Subject to the termination provisions contained in this Agreement, Customer hereby grants to Developer a nonexclusive, nontransferable license for use on the Web Site only, to use and display the Content, including a license under any copyrights relating to such Content.

6.3 License to Customer Marks.

                  (a) Subject to the termination provisions contained in this Agreement, Customer hereby grants to Developer, for use in the Web Site only, a nonexclusive, nontransferable, fully paid up and royalty free license, to any Customer Marks used or contained in the Web Site. Developer hereby acknowledges and agrees that all usage of any Customer Marks shall inure solely to the benefit of Customer and shall not create in Developer any right, title or interest of any kind whatsoever in such Customer Marks.

limitations:

(b) The license granted in Section 6.3(a) is subject to the following

                  (i) In the event that Developer proposes to use a Customer Mark, Developer shall so notify Customer, provide Customer with the opportunity for prior review of Customer Mark usage, and obtain the written approval of Customer for such uses, such approval not to be withheld or delayed unreasonably.

                  (ii) Use of the Customer Mark by Developer shall inure to the benefit of Customer, and Developer shall not assert or claim any interest in or do anything that may adversely affect the validity or enforceability of any such Customer Mark.

                  (iii) Developer shall identify Customer as the proprietor of the Customer Mark by the use of a notice as and where specified by Customer.

                  (iv) Developer will comply with all statutes and regulations pertaining to the Customer Marks and their use.

                  (v) Developer will convey, without compensation, any rights to the Customer Mark of Customer acquired by Developer.


          6.4 Patches: Upgrades. During the term of this Agreement, Developer may provide new releases of the Developer Software and upgrade the Web Site in order to implement problem corrections ("Patches"). Developer shall provide Patches as necessary from time to time without additional charge during the term of this Agreement. Developer and Customer agree to negotiate in good faith concerning the terms for providing Customer with any new versions of the Developer Software or any upgrades to the Web Site that add new features or functionality ("Upgrades").

          6.5 Reporting. If Customer believes that there is an error with respect to the Web Site or the Developer Software, Customer shall notify Developer promptly, describing the error in such detail as is reasonably necessary for Developer to investigate such error.

          6.6 Service Outside Scope of Support. If Developer can demonstrate that any reported error was due to improper use of the Web Site or the Developer Software by Customer or Users, then Developer shall have the right to charge Customer for such services, at Developer's then-current hourly rates, plus reasonable travel, board, and lodging expenses incurred in connection with the provision of any assistance at Customer's offices. Developer will assume half the expenses while joint venture is in effect.

7. TRAINING.

         At Customer's request, Developer shall provide initial training with respect to the Developer Software and the Web Site to ensure that Customer can properly operate the Web Site and make modifications as necessary. If additional training is desired, it will be provided on such terms and for such fees as shall be mutually agreed upon by Developer and Customer.

8. PAYMENTS; TAXES.

          8.1 Development Fees. In consideration for its development services under this Agreement, Customer shall pay to Developer the following amounts: (a) Three Thousand Dollars (S3,000) upon execution of this Agreement; (b) Five Thousand Dollars (S5,000) upon completion and Acceptance of the Web Site (collectively, "Development Fees"). The Development Fees cover any and all costs and expenses related to the "Design & Development of Web Site" as described on Exhibit A. The total cost of development is Sixteen Thousand Dollars of which the developer will assume half (eight thousand dollars). The other half will be paid by the customer.

          8.2 Taxes. Customer shall, in addition to the payments required hereunder, pay all sales, use, transfer or other taxes, whether federal, state or local, however, designated, which are levied or imposed by reason of the transactions contemplated by this Agreement; excluding, however, income taxes which may be levied against Developer. If Customer is exempt from any taxes, Customer shall provide Developer with the necessary documentation required by the taxing authority to sustain such an exemption.

9. TERM; TERMINATION.

          9.1 Term: Renewal. Unless earlier terminated pursuant to the provisions of this Section 9, the term of this Agreement shall commence upon the execution of this Agreement and shall continue until Developer has completed and Customer has accepted the Web Site.

         9.2 Termination. This Agreement and the licenses granted herein may be terminated prior to the expiration of its term as follows:

(a) by the mutual written agreement of the parties;

                  (b) by Customer in the event that Developer fails to deliver the Web Site in accordance with the Project Timeline, unless such failure is related directly to Change Orders requested by Customer;

                  (c) by Customer, if Developer fails to perform any material provision of this Agreement, or is in breach in any material respect of any representation or warranty given to Customer in this Agreement, and does not cure such failure or breach within a period of 5 days after receipt of written notice specifying such failure; or

                  (d) by Developer, if Customer fails to perform any material provision of Agreement, or is in breach in any material respect of any representation or warranty given to Developer in this Agreement, and does not cure such failure or breach within a period of 5 days after receipt of written notice specifying such failure.

9.3 Effect of Termination. Upon the expiration or termination of this Agreement:
    -----------------------

                  (a) Developer immediately shall deliver to Customer all Documentation and other data and information necessary for Customer to operate or provide for the operation of the Web Site.

                  (b) The license for Customer Marks granted by Customer to Developer above immediately shall terminate, and Developer immediately shall (i) return to Customer all documents, data and other information related to Customer Marks and (ii) cease the use of Customer Marks.

                  (c) Developer shall license to Customer all Licensed Software necessary to operate the Web Site. Notwithstanding anything to the contrary in this Agreement, Licensed Software under this Section 9.3(c) does not include software used by a Web Site hosting company to perform its hosting services, including "PHP" and "MY SQL."

                  (d) Developer shall, upon Customer's request, immediately return to Customer all copies of Content, User Information and any other Confidential Information of Customer in the possession or under the control of Developer.

10. PROPRIETARY RIGHTS AND OWNERSHIP.

          10.1 Ownership by Developer. Except as otherwise specifically set forth in the Project Specifications, Developer shall own all right, title and interest in and to all Licensed Software used within the Web Site. Subject to the rights of Customer to Licensed Software upon termination of this Agreement, Customer acknowledges and agrees that all writings or works of authorship, including, without limitation, content, design, software deliverables and other software authored by Developer in the course of developing or operating the Web Site for Customer, together with any copyrights on those writing or works of authorship, are the sole property of Developer.

          10.2 Ownership by Customer. As between Customer and Developer, Customer shall own all right, title and interest in and to the Content, Customer Marks and User Information. Developer may make only such copies of the Content and Customer Marks as may be necessary to perform the services under this Agreement, including without limitation reasonable backup and archival copies. Developer shall post on the Web Site any copyright notices or other notices relating to the Content and Customer Marks, as instructed by Customer.

          10.3 Third Party. Customer shall be responsible for obtaining any permissions necessary to place the Customer Content and Customer Marks on the Web Site. Except with respect to the Customer Content and Customer Marks, Developer shall be responsible for obtaining any other rights, licenses, clearances, releases or other permissions necessary for Customer to utilize the Web Site.

11. INDEMNIFICATION.

          11.1 Intellectual Property Indemnification. Developer shall indemnify and hold Customer harmless from and against any and all liabilities or damages (including costs of litigation and reasonable attorneys' fees) arising from an allegation that Customer's use of the Developer Software infringes any patent, copyright, trademark, trade secret or other proprietary right of any third party, and Developer agrees to pay all costs, fees and damages incurred by Customer and/or its partners, affiliates, subsidiaries, agents and/or employees in connection with any such claim or action. Customer may have its own counsel participate in the defense of any such claim or action, provided that the costs of such counsel shall be borne exclusively by Customer. Notwithstanding the foregoing, Developer's obligations under this Section 11.1 shall not apply if such claim arises from or in connection with (i) adherence to design modifications, specifications, drawings, or written instructions which Developer is directed by Customer to follow (unless Developer has actual knowledge that adhering to Customer's direction will result in the infringement of the rights of a third party and fails to inform Customer of that fact); (ii) any use of the Customer Marks; or (iii) any Customer Content.

          11.2 Alternatives with respect to Infringement Claims. If a claim is made or threatened with respect to the infringement of any patent, trademark, copyright or intellectual property right with respect to the operation of the Web Site or use of the Licensed Software, Developer may, at its expense and option, either (i) procure the right to continue using the alleged infringing portion of the Web Site or Licensed Software; (ii) replace the alleged infringing portion of the Web Site or Licensed Software with non-infringing items which are substantially similar in functionality; or (iii) modify the alleged infringing portion of the Web Site or Licensed Software such that it is non-infringing. If after having made good faith attempts, Developer is unable to do any of the acts specified in clauses (i), (ii), and (iii) on commercially reasonable terms, Developer may shut down the Web Site and refund to Customer the unamortized portion of the Development Fees.

          11.3 Indemnification by Customer. Customer shall indemnify and hold Developer harmless from and against any and all liabilities or damages (including costs of litigation and reasonable attorneys' fees) arising from claims made by third parties relating to: (i) adherence to design modifications, specifications, drawings, or written instructions which Developer is directed by Customer to follow; (ii) use of the Customer Marks; (iii) any Customer Content; or (4) the Customer's use of the Web Site in the course of its business.

          11.4 Procedure. In the event of a claim by a third party, with respect to which a party is entitled to indemnification hereunder, the party seeking indemnification (the "Indemnified Party") shall notify the other party (the "Indemnifying Party") as soon as practicable, but no later than 15 days after receipt of notice of such claim; provided that a delay in or failure by the Indemnified Party to provide such notice shall not relieve the Indemnifying Party of its obligations under this Section, except to the extent that such delay or failure materially prejudices the Indemnifying Party's ability to defend such claim. The Indemnifying Party, at its sole expense, shall promptly assume the defense of such claim using counsel of its own choosing and reasonably satisfactory to the Indemnified Party, and the Indemnified Party shall reasonably cooperate with the Indemnifying Party in the defense of such claim, including the settlement of the matter on the basis reasonably stipulated by the Indemnifying Party (with the Indemnifying Party being responsible for all costs and expenses of such defense and settlement, including the reimbursement of the Indemnified Party's reasonable out-of-pocket costs or expenses incurred in providing information and assistance in connection therewith). Notwithstanding the foregoing, if a conflict of interest exists vis-a-vis the interests of the Indemnifying Party and the Indemnified Party, or the Indemnifying Party fails to diligently defend the Indemnified Party, the Indemnified Party shall be entitled to defend the claim with counsel of its own choosing at the expense of, for the account of and at the risk of the Indemnifying Party; provided, however, that the Indemnified Party shall engage counsel reasonably acceptable to the Indemnifying Party, take reasonable steps to monitor and control the fees and costs of counsel so chosen, and keep the Indemnifying Party reasonably informed of the status of such defense, including any settlement proposals by the claimant. In addition, the Indemnified Party may participate, in its sole discretion, in any claim using its own counsel at its own expense.

12. CONFIDENTIALITY.

         It is expected that each of Customer and Developer will disclose to the other certain Confidential Information. Each party recognizes the claim of the other party to the value and importance of the protection of the other party's Confidential Information. Except as provided in this Agreement, all Confidential Information of either party shall remain the property of such party. No party shall disclose to any person or entity any Confidential Information of the other party, except (i) with the written consent of the other party, or (ii) to the extent necessary to comply with applicable law, in which event the party making such disclosure shall so notify the other party as promptly as practicable (and, if possible, prior to making such disclosure) and shall seek confidential treatment of such information. No party shall use, nor permit any of its employees, agents or other related parties to use, any Confidential Information of the other party for any purpose other than the purposes of this Agreement. Each party shall return all copies, transcriptions, or other reproductions of, and any notes relating to, the Confidential Information of the other party, to such other party, upon either (A) the accomplishment of the purpose for which the Confidential Information was provided, or (B) the expiration or termination of this Agreement. For purposes of this Agreement, "Confidential Information" means any proprietary information, whether written or oral, pertaining to the business, financial condition, strategies, plans, policies, clients or customers, inventions, client database, investor contacts, trade secrets, computer programs, or processes of the disclosing party that is furnished or disclosed by one party to the other, or to their respective recipients Am, in the case of written information, is conspicuously marked proprietary or confidential or bears a marking of like import, or, in the case of information provided orally, is stated to be proprietary or confidential at the time of disclosure, or, in the case of either written or oral information which is not so marked or stated to be proprietary or confidential, would nonetheless logically be considered proprietary or confidential under the circumstances of its disclosure. Notwithstanding anything herein to the contrary, information shall not be deemed to be "Confidential Information" if it (1) becomes known to the receiving party or its affiliates without any such restriction as the result of disclosures by a third party which has the right to make such disclosure, or
(2) is already known to the receiving party or its affiliates at the time of receipt as evidenced by written records made prior to such receipt, or (3) is independently developed or formulated by the receiving party or its affiliates, or (4) otherwise is or becomes generally available to the public through no fault of the receiving party or its affiliates.. For purposes of this Section 12, references to Customer shall include Customer and its Affiliates..

13. REPRESENTATIONS AND WARRANTIES.

          13.1 Developer's Representations and Warranties. Developer represents and warrants that: (i) the Web Site will operate in conformance in all material respects with the Project Specifications; (ii) to the best of Developer's knowledge, Developer is the owner or otherwise has the right to use and distribute all materials and methodologies used in with providing the services under this Agreement; (iii) to the best of Developer's knowledge, any software and materials used by Developer in fulfilling its obligations under this Agreement (except the Customer Content and Customer Marks) do not infringe upon any copyright, patent, trade secret, contract right or other third party right;
(iv) to the best of Developer's knowledge, the Web Site shall not contain any Trojan horses, worms or viruses, provided that the Customer Content contains no such viruses; and (v) Developer will comply in all material respects with all applicable federal, state and local laws and regulations in the performance of its obligations under this Agreement. Developer does not warrant that the functions contained in the Web Site will meet Customer's requirements or that the operation of the Web Site will be uninterrupted or error-free or that all errors will be corrected.

          13.2 Customer's Representations and Warranties. Customer represents and warrants that: (i) to the best of Customer's knowledge, the Customer Content and Customer Marks do not now and will not infringe upon any copyright, patent, trademark, trade secret, contract right or other third party right; (ii) all obligations to third parties assumed by Customer with respect to the activities contemplated to be undertaken by Customer pursuant to this Agreement or in connection with Customer's use of the Web Site are or will be fully satisfied by Customer so that Developer will not have any obligations with respect thereto;
(iii) to the best of Customer's knowledge, the Customer Content shall not contain any "Trojan horses," "worms" or "viruses" nor permit any other unauthorized access to the Web Site; and (iv) Customer will comply in all material respects with all applicable federal, state and local laws and regulations in the performance of its obligations hereunder.

         13.3 Third Party Software. DEVELOPER MAKES NO WARRANTY REGARDING THE THIRD PARTY SOFTWARE. Developer shall pass through to Customer, to the extent permitted by its licensers, any warranties provided to Developer by its licensers for the Third Party Software.

          13.4 General Disclaimer of Warranties. EXCEPT AS STATED IN THIS
SECTION 13, DEVELOPER MAKES NO WARRANTIES REGARDING THE WEB SITE OR THE LICENSED SOFTWARE, AND EXPRESSLY DISCLAIMS THE WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY, AND ANY OTHER WARRANTY, EXPRESS OR IMPLIED.

14. REMEDIES; LIMITATION OF LIABILITY.

          14.1 Remedies. Developer's entire liability and Customer's exclusive remedy relative to any breach of the representations and warranties set forth in Sections 13.1 and 13.3 above shall be for Customer, at its option, to either (i) request that Developer attempt to cure any such breach which prevents the Web Site from substantially performing as described in the Project Specifications; or (ii) terminate this Agreement in accordance with Section 10.2 of this Agreement.

         14.2 Disclaimer of Consequential Damages: Limitation of Liability. IN NO EVENT SHALL DEVELOPER OR ANYONE ELSE WHO HAS BEEN INVOLVED IN THE DESIGN, DEVELOPMENT, OR ESTABLISHMENT OF THE WEB SITE OR THE DEVELOPMENT OF THE DOCUMENTATION BE LIABLE FOR ANY INCIDENTAL, SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, LOSS OF BUSINESS, LOSS OF PROFITS, LOSS OF

GOODWILL, CAUSED BY OR ARISING OUT OF PERFORMANCE OR NONPERFORMANCE OF THIS AGREEMENT OR FROM CUSTOMER'S USE OR INABILITY TO USE THE WEB SITE OR THE LICENSED SOFTWARE, EVEN IF DEVELOPER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGES. ANY DAMAGES THAT DEVELOPER MAY BE REQUIRED TO PAY FOR ANY AND ALL CAUSES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE SERVICES PROVIDED HEREUNDER, WHETHER FOR NEGLIGENCE, BREACH OF CONTRACT, BREACH OF WARRANTY OR OTHERWISE, REGARDLESS OF THE FORM OF ACTION, SHALL, IN THE AGGREGATE, BE LIMITED TO THE PAYMENTS MADE B\'CUSTOMER PURSUANT TO THIS AGREEMENT.

1 5. ARBITRATION; GOVERNING LAW.

          15.1 Disputes. In the event of any dispute, claim, question or disagreement arising from or relating to this Agreement or the breach thereof, the parties shall use their best efforts to settle the dispute, claim, question or disagreement. To this effect, the parties shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to both parties. If the parties do not reach such solution within a period of 60 days, then, upon notice by either party to the other, all disputes, claims, questions or disagreements, including, but not limited to, disputes regarding the interpretation or application of this Section 15.1, shall be finally settled by binding arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules then in effect, except as such rules may be modified by this Section 15.1. The arbitration shall take place before a panel of three arbitrators, one chosen by each of Customer and Developer, and the third, who shall act as chair of the arbitral panel, selected by the two arbitrators so chosen. The place of arbitration shall be Salt Lake City, Utah. Within 60 days of the date of arbitration, each party shall provide to the other the documents it intends to use in the arbitration and a list of witnesses that it intends to call. The arbitral panel shall issue a written opinion, which shall be final and binding, absent manifest error in the understanding of the facts or the application of the law. Judgment upon the award may be entered in any court having jurisdiction thereof. The arbitrator shall have the authority to award any remedy or relief that a court of the State of Utah could order or grant, including, without limitation, specific performance of any obligation created under this Agreement, the issuance of an injunction, or the imposition of damages (as limited herein).

          15.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, without regard to the conflicts of laws principles thereof. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

16. GENERAL TERMS AND CONDITIONS.

          16.1 Relationship. This Agreement does not make either party hereto the employee, agent or legal representative of the other party for any purpose whatsoever. Neither party hereto is granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other party. In fulfilling its obligations pursuant to this Agreement, each party hereto shall act as an independent contractor.

          16.2 Employees. Each of Customer and Developer recognizes that the employees, consultants and contractors of each party, and their loyalty and service to each party, constitute a valuable asset of each party. Accordingly, each party hereby agrees not to directly or indirectly employ or otherwise engage, or attempt to employ or otherwise engage, in or on behalf of itself or any of its affiliates, any person who is employed or engaged or who is during the term of this Agreement employed or engaged as an employee, consultant or contractor of the other or any of its affiliates.

          16.3 Export. Customer agrees to comply with all export laws, restrictions, national security controls and regulations of the United States or other applicable foreign agency or authority, and not to export or re-export, or allow the export or re-export of the Developer Software or any Confidential Information of Developer.

          16.4 Nonexclusive Agreement. The parties agree that nothing in this Agreement shall restrict either party in any way from entering into arrangements similar to this Agreement with third parties. Without limiting the generality of the foregoing, Customer acknowledges Developer's right to market its services or to develop and license software for other customers as long as such software does not include Customer Content, Customer Marks or Confidential Information of Customer.

          16.5 Restricted Rights. The Developer Software and the Documentation were developed at private expense and are provided with RESTRICTED RIGHTS. Any use, duplication or disclosure by or for an agency of the United States Government shall be subject to the restricted rights applicable to commercial computer software under FAR Clause 52.227-19 or DEARS Clause 252.227-7013 or any successor rule or regulation.

          16.6 Assignment. Customer shall not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of Developer, provided that Customer may assign this Agreement to an Affiliate upon notice to Developer. Subject to the foregoing limitation, this Agreement shall inure to the benefit of and shall be binding on the successors of the parties.

          16.7 Notices. All notices, reports, records, or other communications which are required or permitted to be given to the parties under this Agreement shall be given in writing and delivered in person, by overnight courier, by facsimile or by certified mail, first-class postage prepaid, return receipt requested, to the receiving party at the following address:

                           If to Customer to:

                                    Attn: Steven Shields
                                    Bentley Mortgage Group LLC.
                                    5808 South 900 East Suite B
                                    Salt Lake City, Utah 84121
                                    Attn:

                           If to Developer to:

                                    Attn: Tony Graf
                                    Bottomline Online Inc.
                                    1060 East Budlea Drive
                                    Sandy, Utah 84094
                                    Attn:

or to such other address as such party may have given to the other by notice pursuant to this Section. Notice shall be deemed given on the date of delivery, in the case of personal delivery, on the date of confirmed transmission, if by facsimile, or on the delivery or refusal date, as specified on the return receipt, in the case of overnight courier or certified mail.

          16.8 Expenses. legal and other expenses incurred in connection with the drafting and negotiation of this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

          16.9 Entire Agreement. This Agreement (together with the Exhibits hereto, which are hereby incorporated by this reference) constitutes the entire agreement between the parties relating to the subject matter hereof. All prior or contemporaneous agreements, whether written or oral, among the parties or their agents and representatives relating to the subject hereof are merged into this Agreement.

          16.10 Severability. If any term or provision of this Agreement shall, to any extent, be determined to be invalid or unenforceable by a court or body of competent jurisdiction, the remainder of this Agreement shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

          16.11 Waiver. The failure of one oi the parties to insist upon the strict performance of any provision of this Agreement or to exercise any right, power, or remedy upon a breach thereof shall not constitute a waiver of that or any other provision of this Agreement or limit that party's right thereafter to enforce any provision or exercise any right.

          16.12 Captions. All captions contained in this Agreement are for convenience only and shall not be deemed to be part of this Agreement.

          16.13 Counterparts: Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall constitute an original as against the party whose signature appears thereon, and all of which taken together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts, individually or taken together, shall bear the signatures of both parties to this Agreement. Delivery of an executed signature page of this Agreement by facsimile transmission shall constitute effective and binding execution and delivery of the instrument to which such signature page relates.

17. Joint Venture

          17.1 This project shall include a joint venture on all future revenue generated by this development project and lead resources provided by Developer. The Customer will pay the developer for the development hours and expenses incurred during development (see Section 8). Upon completion of development, the website and web applications will be used to generate new revenue.

          17.2 Revenue and expenses. The customer shall determine jointly with the developer reasonable expenses for the Customer and for the Developer. These expenses will be deducted from the gross revenue generated by the developer's web applications built for the customer. The net revenue shall be divided and distributed as follows(see Exhibit B):

                  (i) Fifty Percent of net revenue shall be paid to the customer every calendar month.

                  (ii) Fifty Percent of net revenue shall be paid to the developer every calendar month.

         17.3 Term of Joint Venture. The joint venture will be in effect until both parties agree to terminate the venture. This agreement may be terminated by either party upon 90 days advance written notice. If the customer chooses to terminate the venture, the software and all licenses will rovers back to Developer and all content and Customer marks will be returned to customer.



The parties hereto have caused this Agreement to be executed as of the date first written above.


CUSTOMER:

Bentley Mortgage LLC

By:  /s/ Steven L. Shields
  -------------------------------------------
Name: Steven L. Shields
Title: Manager



DEVELOPER:

Bottomline Online Inc.

By:  /s/ Jon Middleton
  -------------------------------------------
Name: Jon Middleton
Title: CTO

                                    EXHIBIT A
                                       TO
                   WEB SITE DEVELOPMENT AND LICENSE AGREEMENT
                               DATED 25 Jan, 2002

PROJECT SPECIFICA110NS

Design & Development of Web Site

Bottomline Online will build the following website application for Bentley Mortgage. This application will incorporate the following features:

Project Scope

We will build a website and web marketing infrastructure to accomplish the following tasks:

-    Provide an enhanced front end website that is appealing and efficient
-    Create a email marketing campaign that will send custom flash emails daily
- Link new front end website with existing V-Lender application and loan status pages

We will accomplish these tasks by utilizing these features:


- Main Website

         The main website will utilize flash to enhance the user experience and display the level of professionalism Bentley Mortgage displays. This site will have interactive guides that explain the mortgage process. The site will also have a referral section so satisfied client may refer their friends and family to Bentley Mortgage. Other features will include a news section, daily rates, and helpful contact information. This site will interface directly with Bentley's existing badly end website tools. (Loan application, mortgage calculator, and loan status tools)

The site will include the following pages:

        - Referral page

        - Interactive Information regarding mortgage process

        - Company Information page

        - Link to Loan application through V-Lender

        - Complete overhaul of front end website with the use of Flash

        - Interest Rate Update page

        - Loan Calculator

        - Glossary of terms

        - Affiliates page

        - Contact information page


Email Marketing

         We will build a mass small generator that will automatically send large quantities of smalls to the leads provided. These smalls will be built with flash to provide a unique and powerful marketing presentation. These emails will be database driven with dynamic abilities like small personalization (providing that the information is in the lead lists). The use of flash will increase the level of effectiveness on this email marketing campaign thus increasing the number of leads for Bentley Mortgage.

        - Create a mass email program to send Flash emails

        - Build flash emails

PROJECT TIMELINE

Project timeline will be dependent upon client satisfaction of completed project

                    WEB SHE DEVELOPMENT AND LICENSE AGREEMENT

         This Web Site Development and License Agreement is made and entered into as of this 31 day of January 2002 (the "Agreement"), by and between Bottomline Online, Inc., a Utah company ("Developer"} and American Financial Services of North America. ("Customer").

                                     Recital

         Customer desires to engage Developer to design, develop, create, and test a Web Site (as defined below), and Developer desires to undertake such engagement, all on the terms and conditions set forth in this Agreement.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement, and intending to be legally bound hereby, the parties agree as follows:

1. DEFINITIONS.

          1.1 Certain Defined Terms. The following capitalized terms, when used in this Section 1 and elsewhere in this Agreement, shall have the meanings set forth below (such terms to be applicable equally to the singular and plural forms thereof):

         "Acceptance" has the meaning set forth in Section 5.1 of this Agreement.

          "Affiliates" means with respect to any entity, any other person or entity controlling, controlled by, or under common control with, such entity. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities or voting interests, by contract or otherwise.

         "Agreement" means this Web Site Development and License Agreement and the Exhibits attached hereto as the same may be amended from time to time in accordance with the terms set forth herein.

         "Change Order" has the meaning set forth in Section 4 of this Agreement.

         "Confidential Information" has the meaning set forth in Section 12 of this Agreement.


         "Content" means all materials, content and data provided by Customer to Developer from time to time under this Agreement for incorporation into the Web Site, and all materials, content and data posted to the Web Site by Customer's authorized representatives during the term of this Agreement, including but not limited to, in either case, text, graphics, or materials generated in any form or media.

         "Customer Liaison" has the meaning set forth in Section 2.2 of this Agreement.

          "Customer Marks" means any trademarks, trade names, service marks, or logos owned, controlled, or licensed by Customer or its affiliates.

         "Developer Software" means all software owned by Developer that is deployed by Developer in connection with the Web Site.

         "Development Fees" has the meaning set forth in Section 8.1 of this Agreement.

         "Documentation" means the written or electronic documentation provided by Developer to Customer with respect to the Web Site and the Developer Software.

         "HTML" means the series of commands for formatting Web Pages known as HyperText Markup Language, and shall include any current and future extensions thereto.

         "Internet" means the world-wide network of computers commonly understood to provide some or all of the following features, among others: electronic mail, file transfers through File Transfer Protocol, Telnet access to local and remote computers, UseNet Newsgroups, Gopher access to information on local and remote computers, Wide Area Information Servers, and World Wide Web access.

         "Licensed Software" means all Developer Software and Third Party Software.

         "Patches" has the meaning set forth in Section 6.4 of this Agreement.

          "Project Specifications" means the specifications for the Web Site set forth in Exhibit A attached hereto and made a part hereof.

          "Project Timeline" means the schedule for the development of the Web Site as set forth in Exhibit A attached hereto and made a part hereof.

          "Third Party Software" means software owned by a third party that is deployed by Developer in connection with the Web Site.

         "Upgrades" has the meaning set forth in Section 6.4 of this Agreement.

          "User Information" means personally identifiable information of Users provided by Users through the Web Site.

          "Users" means those persons who are authorized by Customer to access the Web Site over the Internet.

          .'Web Page" means a document or file that is formatted using HTML and that is intended to be accessible over the Internet with a Web Browser.

          "Web Site" means the series of interconnected Web Pages residing on the Web Server used by Customer.

          1.2 Interpretation of Terms. As used in this Agreement, unless the context clearly indicates otherwise, (a) the masculine, feminine, or neuter gender and the singular or plural number shall be considered to include their related counterparts, (b) the words "including," "include" and "includes" are not limiting, and the word "or" is not exclusive, (c) the capitalized terms "Section" refers to sections of this Agreement, and (d) references to a particular Section includes all subparts thereof.

2. DEVELOPMENT OF WEB SITE

          2.1 Project Specifications: Project Timeline. Developer shall design and develop the Web Site in substantial conformance with the Project Specifications and the Project Timeline.

          2.2 Customer Liaison. Customer shall designate a representative whose duties will be to act as liaison between Customer and Developer during the design and development of the Web Site (the "Customer Liaison"). Developer shall be entitled to rely on the Customer Liaison in connection with Customer's input and Acceptance relating to the Web Site.

3. RESPONSIBILITIES OF CUSTOMER

          3.1 Content. Customer shall provide, at no cost to Developer all informational content and data required to design, implement, and operate software applications accessible through the Web Site, including databases, database applications, and all other applications or services defined in the Project Specifications.

          3.2 Other Responsibilities. Customer shall provide all materials, services, and/or other human, data, equipment, software and other resources as specified in the Project Specifications.

          3.3 Failure to Fulfill Responsibilities. Delay or failure by Customer to deliver the Content may result in an adjustment to the Project Specifications or a delay in respect of the Project Timeline or both for delivery of the Web Site, and shall release Developer from its obligations with regard thereto, but only to the extent that Developer is adversely affected by such Customer delay or failure.

4. CHANGE ORDERS.

         Changes in this Agreement or in any of the Project Specifications under this Agreement shall become effective only when a written change request is executed by an authorized officer of Customer and Developer la "Change Order"). Developer shall not decline any change requests that increase the cost or magnitude of performance, provided that the changes are reasonable in scope and a commensurate increase in compensation is agreed upon by the parties.

 5.     ACCEPTANCE; PROCEDURE.

          5.1 Upon the completion of the development and installation of the Web Site. Customer shall have 10 business days to examine and review the Web Site to determine to its reasonable satisfaction whether the Web Site has been successfully designed and installed in compliance with the Project Specifications. Customer may, within such 10 business day period, provide written notice to Developer of any deficiencies or variances from the Project Specifications. Developer shall have 30 calendar days in which to remedy such deficiencies or variances from the Project Specifications. Such procedure may be repeated until the Web Site substantially conforms to the Project Specifications. Customer may then either (a) provide written notice of acceptance 1"Acceptance") within 10 business days of Developer's submission of a modified Web Site, or (b) terminate this Agreement in accordance with Section
9.2 of this Agreement.

          5.2 If Customer does not provide written notice of any deficiencies or variances within the 10 business day period referenced in Section 5.1, then Customer shall be deemed to have given its Acceptance of the Web Site.

6.

GRANT Of LICENSES.

6.1 Grant of License for Licenses Software.

                  (a) During the term of this Agreement, Developer grants to Customer the non-exclusive and non-transferable right to use all Licensed Software incorporated or accessible therein and the Documentation.

                  (b) Except as otherwise provided in this Agreement, Customer shall not be entitled, without the written consent of Developer, to use the Licensed Software other than for its own internal business purposes. In addition, except as otherwise provided in this Agreement, Customer shall not:

                          (i) Remove any product identification, copyright,
trademark, service mark or other notices from the Licensed Software or the Documentation;

                          (ii) Modify, adapt, translate, or create derivative
works based upon, in whole or in part, the Licensed Software: or

                          (iii) Decompile, disassemble, or otherwise reverse
engineer or attempt to reconstruct or discover for permit any third party to decompile, disassemble, or otherwise reverse engineer or attempt to reconstruct or discover) any source code or underlying ideas, algorithms, file formats, or programming or interoperability interfaces of the Licensed Software or any files contained in or generated using the Licensed Software.

          6.2 License to the Content. Subject to the termination provisions contained in this Agreement, Customer hereby grants to Developer a nonexclusive, nontransferable license for use on the Web Site only, to use and display the Content, including a license under any copyrights relating to such Content.

6.3 License to Customer Marks.
    -------------------------

                  (a) Subject to the termination provisions contained in this Agreement, Customer hereby grants to Developer, for use in the Web Site only, a nonexclusive, non-transferable, fully paid up and royalty free license, to any Customer Marks used or contained in the Web Site. Developer hereby acknowledges and agrees that ail usage of any Customer Marks shall inure solely to the benefit of Customer and shall not create in Developer any right, title or interest of any kind whatsoever in such Customer Marks.

                  (b) following limitations:

The license granted in Section 6.3(a) is subject to the

                          (i) In the event that Developer proposes to use a
Customer Mark, Developer shall so notify Customer, provide Customer with the opportunity for prior review of Customer Mark usage, and obtain the written approval of Customer for such uses, such approval not to be withheld or delayed unreasonably.

                          (ii) Use of the Customer Mark by Developer shall inure
to the benefit of Customer, and Developer shall not assert or claim any interest in or do anything that may adversely affect the validity or enforceability of any such Customer Mark.

                          (iii) Developer shall identify Customer as the
proprietor of the Customer Mark by the use of a notice as and where specified by Customer.

                          (iv) Developer will comply with all statutes and
regulations pertaining to the Customer Marks and their use.

                          (v) Developer will convey. without compensation, any
rights to the Customer Mark of Customer acquired by Developer.

          6.4 Patches; Upgrades. During the term of this Agreement, Developer may provide new releases of the Developer Software and upgrade the Web Site in order to implement problem corrections ("Patches"). Developer shall provide Patches as necessary from time to time without additional charge during the term of this Agreement. Developer and Customer agree to negotiate in good faith concerning the terms for providing Customer with any new versions of the Developer Software or any upgrades to the Web Site that add new features or functionality ("Upgrades").

          6.5 Reporting. If Customer believes that there is an error with respect to the Web Site or the Developer Software, Customer shall notify Developer promptly, describing the error in such detail as is reasonably necessary for Developer to investigate such error.

          6.6 Service Outside Scope of Support. If Developer can demonstrate that any reported error was due to improper use of the Web Site or the Developer Software by Customer or Users, then Developer shall have the right to charge Customer for such services, at Developer's then-current hourly rates, plus reasonable travel, board. and lodging expenses incurred in connection with the provision of any assistance at Customer's offices.

7. TRAINING

         At Customer's request, Developer shall provide initial training with respect to the Developer Software and the Web Site to ensure that Customer can properly operate the Web Site and make modifications as necessary. If additional training is desired, it will be provided on such terms and for such fees as shall be mutually agreed upon by Developer and Customer.

8. PAYMENTS; TAXES.

          8.1 Development Fees. In consideration for its development services under this Agreement, Customer shall pay to Developer the following amounts: to) Three Thousand Dollars f$3,000) upon execution of this Agreement; (b) Four Thousand Dollars ($4,000) upon completion and Acceptance of the Web Site (collectively, "Development Fees". The Development Fees cover any and all costs and expenses related to the "Design & Development of Web Site" as described on Exhibit A.

          8.2 Taxes. Customer shall, in addition to the payments required hereunder, pay all sales, use, transfer or other taxes, whether federal, state or local, however, designated, which are levied or imposed by reason of the transactions contemplated by this Agreement; excluding, however, income taxes which may be levied against Developer. If Customer is exempt from any taxes, Customer shall provide Developer with the necessary documentation required by the taxing authority to sustain such an exemption.

9. TERM; TERMINATION.

          9.1 Term; Renewal. Unless earlier terminated pursuant to the provisions of this Section 9, the term of this Agreement shall commence upon the execution of this Agreement and shall continue until Developer has completed and Customer has accepted the Web Site.

          9.2 Termination. This Agreement and the licenses granted herein may be terminated prior to the expiration of its term as follows:

(at by the mutual written agreement of the parties;

                  (b) by Customer in the event that Developer fails to deliver the Web Site in accordance with the Project Timeline, unless such failure is related directly to Change Orders requested by Customer;

                  (c) by Customer. if Developer fails to perform any material provision of this Agreement. or is in breach in any material respect of any representation or warranty given to Customer in this Agreement, and does not cure such failure or breach within a period of 5 days after receipt of written notice specifying such failure; or

                  (d) by Developer, if Customer fails to perform any material provision of this Agreement, or is in breach in any material respect of any representation or warranty given to Developer in this Agreement, and does not cure such failure or breach within a period of 5 days after receipt of written notice specifying such failure.

         9.3 Effect of Termination. Upon the expiration or termination of this
Agreement:

                  (a) Developer immediately shall deliver to Customer all Documentation and other data and information necessary for Customer to operate or provide for the operation of the Web Site.

                  (b) The license for Customer Marks granted by Customer to Developer above immediately shall terminate, and Developer immediately shall (i) return to Customer all documents, data and other information related to Customer Marks and (ii) cease the use of Customer Marks.

                  (c) Developer shall license to Customer all Licensed Software necessary to operate the Web Site. Notwithstanding anything to the contrary in this Agreement, Licensed Software under this Section 9.3(c) does not include software used by a Web Site hosting company to perform its hosting services, including "PHP" and "MY SQL."

                  (d) Developer shall, upon Customer's request, immediately return to Customer all copies of Content, User Information and any other Confidential Information of Customer in the possession or under the control of Developer.

1 0. PROPRIETARY NIGHTS AND OWNERSHIP.

          10.1 Ownership by Developer. Except as otherwise specifically set forth in the Project Specifications, Developer shall own all right, title and interest in and to all Licensed Software used within the Web Site. Subject to the rights of Customer to Licensed Software upon termination of this Agreement, Customer acknowledges and agrees that all writings or works of authorship, including, without limitation, content. design. software deliverables and other software authored by Developer in the course of developing or operating the Web Site for Customer, together with any copyrights on those writing or works of authorship, are the sole property of Developer.

          10.2 Ownership by Customer. As between Customer and Developer, Customer shall own all right, title and interest in and to the Content, Customer Marks and User Information. Developer may make only such copies of the Content and Customer Marks as may be necessary to perform the services under this Agreement, including without limitation reasonable backup and archival copies. Developer shall post on the Web Site any copyright notices or other notices relating to the Content and Customer Marks, as instructed by Customer.

          10.3 Third Party Permissions Customer shall be responsible for obtaining any permissions necessary to place the Customer Content and Customer Marks on the Web Site. Except with respect to the Customer Content and Customer Marks, Developer shall be responsible for obtaining any other rights, licenses.

clearances, releases or other permissions necessary for Customer to utilize the Web Site.

1 1. INDEMNIFICATION.

          11.1 Intellectual Property Indemnification. Developer shall indemnify and hold Customer harmless from and against any and all liabilities or damages (including costs of litigation and reasonable attorneys' fees) arising from an allegation that Customer's use of the Developer Software infringes any patent, copyright, trademark, trade secret or other proprietary right of any third party, and Developer agrees to pay all costs, fees and damages incurred by Customer and/or its partners, affiliates, subsidiaries, agents and/or employees in connection with any such claim or action. Customer may have its own counsel participate in the defense of any such claim or action, provided that the costs of such counsel shall be borne exclusively by Customer. Notwithstanding the foregoing, Developer's obligations under this Section 11.1 shall not apply if such claim arises from or in connection with lf) adherence to design modifications, specifications, drawings, or written instructions which Developer is directed by Customer to follow (unless Developer has actual knowledge that adhering to Customer's direction will result in the infringement of the rights of a third party and fails to inform Customer of that fact); (ii) any use of the Customer Marks; or (iii) any Customer Content.

          11.2 Alternatives with respect to Infringement Claims. If a claim is made or threatened with respect to the infringement of any patent, trademark, copyright or intellectual property right with respect to the operation of the Web Site or use of the Licensed Software, Developer may, at its expense and option, either (i) procure the right to continue using the alleged infringing portion of the Web Site or Licensed Software: (ii) replace the alleged infringing portion of the Web Site or Licensed Software with non-infringing items which are substantially similar in functionality; or (iii) modify the alleged infringing portion of the Web Site or Licensed Software such that it is non-infringing. If after having made good faith attempts, Developer is unable to do any of the acts specified in clauses (i). (ii), and (iii) on commercially reasonable terms. Developer may shut down the Web Site and refund to Customer the unamortized portion of the Development Fees.

          11.3 Indemnification by Customer. Customer shall indemnify and hold Developer harmless from and against any and all liabilities or damages (including costs of litigation and reasonable attorneys' fees) arising from claims made by third parties relating to: (i) adherence to design modifications, specifications, drawings. or written instructions which Developer is directed by Customer to follow; (ii) use of the Customer Marks; (iii) any Customer Content; or (4) the Customer's use of the Web Site in the course of its business.

          11.4 Procedure. In the event of a claim by a third party, with respect to which a party is entitled to indemnification hereunder, the party seeking indemnification (the "Indemnified Party") shall notify the other party {the "Indemnifying Party") as soon as practicable, but no later than 15 days after receipt of notice of such claim; provided that a delay in or failure by the Indemnified Party to provide such notice shall not relieve the Indemnifying Party of its obligations under this Section, except to the extent that such delay or failure materially prejudices the Indemnifying Party's ability to defend such claim. The Indemnifying Party, at its sole expense, shall promptly assume the defense of such claim using counsel of its own choosing and reasonably satisfactory to the Indemnified Party, and the Indemnified Party shall reasonably cooperate with the Indemnifying Party in the defense of such claim, including the settlement of the matter on the basis reasonably stipulated by the Indemnifying Party (with the Indemnifying Party being responsible all costs and expenses of such defense and settlement, including the reimbursement of the Indemnified Party's reasonable out-of-pocket costs or expenses incurred in providing information and assistance in connection therewith). Notwithstanding the foregoing, if a conflict of interest exists vis-a-vis the interests of the Indemnifying Party and the Indemnified Party, or the Indemnifying Party fails to diligently defend the Indemnified Party, the Indemnified Party shall be entitled to defend the claim with counsel of its own choosing at the expense of, for the account of and at the risk of the Indemnifying Party; provided, however, that the Indemnified Party shall engage counsel reasonably acceptable to the Indemnifying Party, take reasonable steps to monitor and control the fees and costs of counsel so chosen, and keep the Indemnifying Party reasonably informed of the status of such defense, including any settlement proposals by the claimant. In addition, the Indemnified Party may participate, in its sole discretion, in any claim using its own counsel at its own expense.

 12.     CONFIDENTIALITY

         It is expected that each of Customer and Developer will disclose to the other certain Confidential Information. Each party recognizes the claim of the other party to the value and importance of the protection of the other party's Confidential Information. Except as provided in this Agreement, all Confidential Information of either party shall remain the property of such party. No party shall disclose to any person or entity any Confidential Information of the other party, except (i) with the written consent of the other party, or (ii) to the extent necessary to comply with applicable law, in which event the party making such disclosure shall so notify the other party as promptly as practicable (and, if possible, prior to making such disclosure) and shall seek confidential treatment of such information. No party shall use, nor permit any of its employees, agents or other related parties to use, any Confidential Information of the other party for any purpose other than the purposes of this Agreement. Each party shall return all copies, transcriptions, or other reproductions of, and any notes relating to, the Confidential Information of the other party, to such other party, upon either (A) the accomplishment of the purpose for which the Confidential Information was provided, or (B) the expiration or termination of this Agreement. For purposes of this Agreement, "Confidential Information" means any proprietary information, whether written or oral, pertaining to the business, financial condition, strategies, plans, policies, clients or customers, inventions, client database, investor contacts, trade secrets, computer programs, or processes of the disclosing party that is furnished or disclosed by one party to the other, or to their respective recipients and, in the case of written information, is conspicuously marked proprietary or confidential or bears a marking of like import, or, in the case of information provided orally, is stated to be proprietary or confidential at the time of disclosure, or, in the case of either written or oral information which is not so marked or stated to be proprietary or confidential, would nonetheless logically be considered proprietary or confidential under the circumstances of its disclosure. Notwithstanding anything herein to the contrary, information shall not be deemed to be "Confidential Information" if it (1) becomes known to the receiving party or its affiliates without any such restriction as the result of disclosures by a third party which has the right to make such disclosure, or (2) is already known to the receiving party or its affiliates at the time of receipt as evidenced by written records made prior to such receipt, or (3) is independently developed or formulated by the receiving party or its affiliates, or (4) otherwise is or becomes generally available to the public through no fault of the receiving party or its affiliates. For purposes of this Section 12, references to Customer shall include Customer and its Affiliates.

1 3. REPRESENTATIONS AND WARRANTIES.

          13.1 Developer's Representations and Warranties. Developer represents and warrants that: (i) the Web Site will operate in conformance in all material respects with the Project Specifications; (ii) to the best of Developer's knowledge, Developer is the owner or otherwise has the right to use and distribute all materials and methodologies used in connection with providing the services under this Agreement; (iii) to the best of Developer's knowledge, any software and materials used by Developer in fulfilling its obligations under this Agreement (except the Customer Content and Customer Marks) do not infringe upon any copyright, patent, trade secret, contract right or other third party right; (iv) to the best of Developer's knowledge, the Web Site shall not contain any Trojan horses, worms or viruses, provided that the Customer Content contains no such viruses; and (v) Developer will comply in all material respects with all applicable federal, state and local laws and regulations in the performance of its obligations under this Agreement. Developer does not warrant that the functions contained in the Web Site will meet Customer's requirements or that the operation of the Web Site will be uninterrupted or error-free or that all errors will be corrected.

          13.2 Customer's Representations and Warranties. Customer represents and warrants that: lf) to the best of Customer's knowledge, the Customer Content and Customer Marks do not now and will not infringe upon any copyright, patent, trademark, trade secret, contract right or other third party right; (fit all obligations to third parties assumed by Customer with respect to the activities contemplated to be undertaken by Customer pursuant to this Agreement or in connection with Customer's use of the Web Site are or will be fully satisfied by Customer so that Developer will not have any obligations with respect thereto;
(iii) to the best of Customer's knowledge, the Customer Content shall not contain any "Trojan horses," "worms" or "viruses" nor permit any other unauthorized access to the Web Site: and (iv) Customer will comply in all material respects with all applicable federal, state and local laws and regulations in the performance of its obligations hereunder.

         13.3 Third Party Software. DEVELOPER MAKES NO WARRANTY REGARDING THE THIRD PARTY SOFTWARE. Developer shall pass through to Customer. to the extent permitted by its licensers, any warranties provided to Developer by its licensers for the Third Party Software.

         13.4 General Disclaimer of Warranties. EXCEPT AS STATED IN THIS SECTION 13, DEVELOPER MAKES NO WARRANTIES REGARDING THE WEB SITE OR THE LICENSED SOFTWARE, AND EXPRESSLY DISCLAIMS THE WARRANTIES OF FITNESS FOR

A PARTICULAR PURPOSE OR MERCHANTA81LITY, AND ANY OTHER WARRANTY, EXPRESS OR IMPLIED.

14. REMEDIES; LIMITATIONS OF LIABILITY

          14.1 Remedies. Developer's entire liability and Customer's exclusive remedy relative to any breach of the representations and warranties set forth in Sections 13.1 and 13.3 above shall be for Customer. at its option, to either (i) request that Developer attempt to cure any such breach which prevents the Web Site from substantially performing as described in the Project Specifications; or (ii) terminate this Agreement in accordance with Section 10.2 of this Agreement.

          14.2 Disclaimer of Consequential Damages: Limitation of Liability. IN NO EVENT SHALL DEVELOPER OR ANYONE ELSE WHO HAS BEEN INVOLVED IN THE DESIGN, DEVELOPMENT, OR ESTABLISHMENT OF THE WEB SITE OR THE DEVELOPMENT OF THE DOCUMENTATION BE LIABLE FOR ANY INCIDENTAL, SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, LOSS OF BUSINESS, LOSS OF PROFITS, LOSS OF GOODWILL, CAUSED BY OR ARISING OUT OF PERFORMANCE OR NONPERFORMANCE OF THIS AGREEMENT OR FROM CUSTOMER'S USE OR INABILITY TO USE THE WEB SITE OR THE LICENSED SOFTWARE, EVEN IF DEVELOPER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGES. ANY DAMAGES THAT DEVELOPER MAY BE REQUIRED TO PAY FOR ANY AND ALL CAUSES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE SERVICES PROVIDED HEREUNDER, WHETHER FOR NEGLIGENCE, BREACH OF CONTRACT, BREACH OF WARRANTY OR OTHERWISE, REGARDLESS OF THE FORM OF ACTION, SHALL, IN THE AGGREGATE, BE LIMITED TO THE PAYMENTS MADE BY CUSTOMER PURSUANT TO THIS AGREEMENT.

15. ARBITRATION; GOVERNING LAW.

          15.1 Disputes. In the event of any dispute, claim, question or disagreement arising from or relating to this Agreement or the breach thereof, the parties shall use their best efforts to settle the dispute, claim, question or disagreement. To this effect, the parties shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to both parties. If the parties do not reach such solution within a period of 60 days, then, upon notice by either party to the other, all disputes, claims, questions or disagreements, including, but not limited to, disputes regarding the interpretation or application of this Section 15.1, shall be finally settled by binding arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules then in effect, except as such rules may be modified by this Section 15.1. The arbitration shall take place before a panel of three arbitrators, one chosen by each of Customer and Developer, and the third, who shall act as chair of the arbitral panel, selected by the two arbitrators so chosen. The place of arbitration shall be Salt Lake City, Utah. Within 60 days of the date of arbitration, each party shall provide to the other the documents it intends to use in the arbitration and a list of witnesses that it intends to call. The arbitral panel shall issue a written opinion, which shall be final and binding, absent manifest error in the understanding of the facts or the application of the law. Judgment upon the award may be entered in any court having jurisdiction thereof. The arbitrator shall have the authority to award any remedy or relief that a court of the State of

Utah could order or grant, including, without limitation, specific performance of any obligation created under this Agreement, the issuance of an injunction, or the imposition of damages las limited herein).

          15.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, without regard to the conflicts of laws principles thereof. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

1 6. GENERAL TERMS AND CONDITIONS.

          16.1 Relationship. This Agreement does not make either party hereto the employee, agent or legal representative of the other party for any purpose whatsoever. Neither party hereto is granted any right or authority to assume or to create any obligation or responsibility, express or implied. on behalf of or in the name of the other party. In fulfilling its obligations pursuant to this Agreement, each party hereto shall act as an independent contractor.

          16.2 Employees. Each of Customer and Developer recognizes that the employees, consultants and contractors of each party. and their loyalty and service to each party, constitute a valuable asset of each party. Accordingly, each party hereby agrees not to directly or indirectly employ or otherwise engage, or attempt to employ or otherwise engage, in or on behalf of itself or any of its affiliates, any person who is employed or engaged or who is during the term of this Agreement employed or engaged as an employee, consultant or contractor of the other or any of its affiliates.

          16.3 Export. Customer agrees to comply with all export laws, restrictions, national security controls and regulations of the United States or other applicable foreign agency or authority, and not to export or re-export, or allow the export or re-export of the Developer Software or any Confidential Information of Developer.

          16.4 Nonexclusive Agreement. The parties agree that nothing in this Agreement shall restrict either party in any way from entering into arrangements similar to this Agreement with third parties. Without limiting the generality of the foregoing, Customer acknowledges Developer's right to market its services or to develop and license software for other customers as long as such software does not include Customer Content, Customer Marks or Confidential Information of Customer.

          16.5 Restricted Rights. The Developer Software and the Documentation were developed at private expense and are provided with RESTRICTED RIGHTS. Any use, duplication or disclosure by or for an agency of the United States Government shall be subject to the restricted rights applicable to commercial computer software under FAR Clause 52.227-19 or DEARS Clause 252.227-7013 or any successor rule or regulation.

          16.6 Assignment. Customer shall not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of Developer, provided that Customer may assign this Agreement to an Affiliate upon notice to Developer. Subject to the foregoing limitation, this Agreement shall inure to the benefit of and shall be binding on the successors of the parties.

          16.7 Notices. All notices, reports, records, or other communications which are required or permitted to be given to the parties under this Agreement shall be given in writing and delivered in person, by overnight courier, by facsimile or by certified mail, first-class postage prepaid, return receipt requested, to the receiving party at the following address:

If to Customer to:

         Attn:     David Mettle
                   American Financial Services
                   5808 South 900 East Suite B
                   Salt Lake City, Utah 84121

If to Developer to:

         Attn:     Tony Graf
                   Bottomline Online, Inc.
                   1060 East Budlea Drive
                   Sandy, Utah 84094

or to such other address as such party may have given to the other by notice pursuant to this Section. Notice shall be deemed given on the date of delivery, in the case of personal delivery, on the date of confirmed transmission, if by facsimile, or on the delivery or refusal date, as specified on the return receipt, in the case of overnight courier or certified mail.

          16.8 Expenses. All legal and other expenses incurred in connection with the drafting and negotiation of this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

          16.9 Entire Agreement. This Agreement (together with the Exhibits hereto, which are hereby incorporated by this reference) constitutes the entire agreement between the parties relating to the subject matter hereof. All prior or contemporaneous agreements, whether written or oral, among the parties or their agents and representatives relating to the subject hereof are merged into this Agreement.

          16.10 Severability. If any term or provision of this Agreement shall, to any extent, be determined to be invalid or unenforceable by a court or body of competent jurisdiction, the remainder of this Agreement shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

          16.11 Waiver. The failure of one of the parties to insist upon the strict performance of any provision of this Agreement or to exercise any right, power, or remedy upon a breach thereof shall not constitute a waiver of that or any other provision of this Agreement or limit that party's right thereafter to enforce any provision or exercise any right.

          16.12 Captions. All captions contained in this Agreement are for convenience only and shall not be deemed to be part of this Agreement.

          16.13 Counterparts: Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall constitute an original as against the party whose signature appears thereon, and all of which taken together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts, individually or taken together, shall bear the signatures of both parties to this Agreement. Delivery of an executed signature page of this Agreement by facsimile transmission shall constitute effective and binding execution and delivery of the instrument to which such signature page relates.

         The parties hereto have caused this Agreement to be executed as of The date first written above.

                                    CUSTOMER:

                                    AMERICAN FINANCIAL SERVICES OF
                                    NORTH AMERICA

                                    By:  /s/ Craig Van Leeuwen
                                    Name:  Craig Van Leeuwen
                                    Title: Pres.


                                    DEVELOPER:

                                    B0TTOMLINE ONLINE

                                    By:  /s/ Jon Middleton
                                    Name:  Jon Middleton
                                    Title: CTO

                                    EXHIBIT A
                                       TO
                   WEB SITE DEVELOPMENT AND LICENSE AGREEMENT

                             DATED ______ ___. 2002

PROJECT SPECIFICATIONS

Design & Development of Web Site

         Bottomline Online. Inc. will build the following website application fro American Financial Services of North America (AFSNA). This application will incorporate the following features:

Protect Scope

We will build a website and web marketing infrastructure to accomplish the following tasks:

- Provide an enhanced front end website that is appealing and effective that is geared towards creating a look and feel similar to that of the existing product's website

- Build a functional and efficient shopping cart that maintains the look and feel of the website

- Create a Flash email which will be used to drive traffic to the website, and track the amounts of hits lo gauge the effectiveness of the campaign

-    Main Website
         The main website will be a full e-commerce web site designed to sell debt management software. The site will have a functional layout designed to achieve the maximum number of sales based in proportion to the number of hits the site receives. We will utilize stable database programming to create a secure shopping cart system that is fast and efficient. We will use appealing graphics and a quality layout to entice the site visitors to purchase the software. We will incorporate sales pitches provided by AFS to enhance the sales volume of the site.

- Email Marketing
         We will create a Flash email that will be used to generate traffic to the site and geared towards informing while capturing the attention of the viewers of this email to purchase the software and to also promote the use of the debt analyzing software.

PROJECT TIMELINE
Project timeline will be two weeks from contract date.

                          General Powers of Attorney

1.       February 25, 2002 - Gregory Graf appointing Tony Graf

2.       February 25, 2002 - Israel Curtis appointing Tony Graf

3.       February 25, 2002 - Rob Aagaard appointing Tony Graf

4.       February 25, 2002 - Matthew Thopley appointing Tony Graf

5.       February 25, 2002 - John A. Middleton, M.D. appointing Tony Graf

6.       February 26, 2002 - DPS, Inc. appointing Tony Graf

7.       February 26, 2002 - John Lewis Gilmer appointing Tony Graf

8.       February 26, 2002 - Amber Robert appointing Tony Graf

9.       February 26, 2002 - Jared J. Robert appointing Tony Graf

10.      February 26, 2002 - Jon Middleton appointing Tony Graf

General Power of Attorney

1. Appointment of Attorney-In-Fact

         Know all men by these presents that I, Gregory Graf make, constitute, and appoint Tony Graf, residing in Sandy, Utah, to be my lawful Attorney-In-Fact for me and to do any and all acts that I could do if personally present.

2. No Limitation on Attorney-In-Fact's Powers

         I intend to give my Attorney-In-Fact the fullest powers possible and do not intend, by the enumeration of his powers to limit or reduce them in any fashion.

3. Enumeration of Attorney-In-Fact's Powers

         Among the powers granted to my Attorney-In-Fact are: dealing as a Stockholder of Bottomline Online Inc. for the period of February 25, 2002 to March 30, 2002.

4. Sell, Transfer, or Purchase Securities

         To purchase, sell, or transfer stocks and bonds of any kind in my name or that of my Attorney-In Fact and to execute and deliver any instruments required in connection with the purchase, sale, or transfer.

5. As a Stockholder Consent

         I, as a stockholder of Bottomline Online Inc. give my approval of the stock exchange of Bottomline Online Inc., for Category 5 stocks. By undersigned as stockholder of Bottomline Online Inc., hereby appoint Tony Graf, as attorney and proxy, with power of substitution and revocation, to represent at any Stockholder Meeting concerning Bottomline Online Inc. Furthermore, I will give all the power of attorney to Tony Graf to represent me in any way to make the decisions regarding this transaction with Category 5.

6. Release of any Responsibility -

         I hereby release all liability of Bottomline Online Inc., hold them harmless of any obligation they owe to me directly or indirectly.

  In witness of this, I have set my hand and seal the Date of 2-25-02


-------------------------------------------------
Principal Stockholder

-------------------------------------------------
Witness

-------------------------------------------------
Witness

General Power of Attorney

1. Appointment of Attorney-In-Fact

         Know all men by these presents that I, Israel Curtis make, constitute, and appoint Tony Graf, residing in Sandy, Utah, to be my lawful Attorney-In-Fact for me and to do any and all acts that I could do if personally present.

2. No Limitation OF Attorney-In-Fact's Powers

         I intend to give my Attorney-In Fact the fullest powers possible and do not intend, by the enumeration of his powers to knit or reduce them in any fashion.

3. Enumeration of Attorney-In-Fact's Powers

         Among the popovers Wanted to my Attorney-In Fact are: dealing as a Stockholder of Bottomline Online Inc. for the period of February 25, 2002 to Much 30, 2002.

4. Sell, Transfer, or Purchase Securities

         To purchase, sell, or transfer stocks and bonds of any kind in my name or that of my Attorney-In Fact and to execute and deliver any instruments required in connection with the purchase, sale, or transfer.

5. As a Stockholder Consent

         I, as a stockholder of Bottomline Online Inc. give my approval of the stock exchange of Bottomline Online Inc., for Category 5 stocks. By undersigned as stockholder of Bottomline Online Inc., hereby appoint Tony Graf, as attorney and proxy, with power of Con and revocation, to represent at any Stockholder Meeting concerning Bottomline Online Inc. Furthermore, I will give all the power of attorney to Tony Graf to represent me in any way to make the decisions regarding this transaction with Category 5.

6. Release of any Responsibility

         I hereby release all liability of Bottomline Online Inc.; hold them homeless of any obligation they owe to me directly or indirectly.

 In witness of this, I have set my hand and seal the Date of  2/25/02


/s/ Israel Curtis
-------------------------------------------------
Principal Stockholder

/s/ Jon Middleton
-------------------------------------------------
Witness

/s/
-------------------------------------------------
Witness

General Power of Attorney

1. Appointment Attorney-In-Fact

         Know all men by these presents that I, Rob Aagaard make, constitute, and appoint Tony Graf, residing in Sandy, Utah, to be my lawfu1 Attorney-In-Fact for me and to do any and all acts that I could do if personally present.

2.

No Limitation on Attorney-In-Fact's Powers

         I intend to give my Attorney-In-Fact the fullest powers possum and do not intend, by the enumeration of his powers to knit or reduce them in any fashion.

3. Enumeration of Attorney-In-Fact's Powers

         Among the powers granted to my Attorney-In-Fact are: dealing as a Stockholder of Bottomline Online Inc. for the period of February 25, 2002 to March 30, 2002.

4. Sell, Transfer, or Purchase Securities

         To purchase, sell or transfer stocks and bonds of any kind in my name or that of my Attorney-In Fact and to execute and deliver any instruments required in connection with the purchase, sale, or transfer.

5. As a Stockholder Consent

         I, as a stockholder of Bottomline Online Inc. give my approval of the stock exchange of Bottomline Online Inc., for Category 5 stocks. By undersigned as stockholder of Bottomline Online Inc., hereby appoint Tony Graf, as attorney and proxy, with power of substitution and revocation, to represent at any Stockholder Meeting concerning Bottomline Online Inc. Furthermore, I will give all the power of attorney to Tony Graf to represent me in any way to make the decisions regarding this transaction with Category 5.

In witness of this, I have set my hand and seal the Date of 2/25/2002

/s/ Rob Aagaard
-------------------------------------------------------
 Principal / Stockholder

/s/ Jon Middleton
-------------------------------------------------
Witness

/s/ Matthew Thopley
-------------------------------------------------
Witness

                            General Power of Attorney

1.       Appointment of Attorney-In-Fact

         Know all men by these presents that I, Matthew Thopley make, constitute, and appoint Tony Graf, residing in Sandy, Utah, to be my lawful Attorney-In-Fact for me and to do any and all acts that I could do if personally present.

2.       No Limitation on Atton~ey-ln-Fact's Powers

         I intend to give my Attorney-In-Fact the fullest powers possible and do not intend, by the enumeration of his powers to limit or reduce them in any fashion.

3.       Enumeration of Attorney-In-Fact's Powers

         Among the powers granted to my Attorney-In Fact are: dealing as a Stockholder of Bottomline Online Inc. for the period of February 25, 2002 to March 30, 2002.

4.       Sell, Transfer, or Purchase Securities

         To purchase, sell, or transfer stocks and bonds of any kind in my name or that of my Attorney-In Fact and to execute and deliver any instruments required in connection with the purchase, sale, or transfer.

5.       As a Stockholder Consent

         I, as a stockholder of Bottomline Online Inc. give my approval of the stock exchange of Bottomline Online Inc., for Category 5 stocks. By undersigned as stockholder of Bottomline Online Inc., hereby appoint Tony Graf, as attorney and proxy, with power of substitution and revocation, to represent at any Stockholder Meeting conceding Bottomline Online Inc. Furthermore, I will give all the power of attorney to Tony Graf to represent me in any way to make the decisions regarding this transaction with Category 5.

In witness of this, I have set my hand and seal the Date of  2/25/02

/s/ Matthew Thopley
-------------------------------------------------------
 Principal / Stockholder

/s/
-------------------------------------------------
Witness

/s/ Jon Middleton
-------------------------------------------------
Witness

                            General Power of Attorney

1. Appointment of Attorney-In-Fact

         Know all men by these presents that I, Jon A. Middleton M.D. make, constitute, and appoint Tony Graf, residing in Sandy, Utah, to be my lawfu1 Attorney-In Fact for me and to do any and all acts that I could do if personally present.

2. No Limitation on Attorney-In-Fact's Powers

         I intend to give my Attorney-In-Fact the fullest powers possible and do not intend, by the enumeration of his powers to limit or reduce them in any fashion.

3. Enumeration of Attorney-In-Fact's Powers

         Among the powers granted to my Attorney-In Fact are: dealing as a Stockholder of Bottomine Online Inc. for the period of February 25, 2002 to March 30, 2002.

4. Sell, Transfer, or Purchase Securities

         To purchase, sell, or transfer stocks and bonds of any kind in my name or that of my Attorney-In Fact and to execute and deliver any instruments required in connection with the purchase, sale, or transfer.

5. As a Stockholder Consent

         I, as a stockholder of Bottomline Online Inc. give my approval of the stock exchange of Bottomline Online Inc., for Category 5 stocks. By undersigned as stockholder of Bottomline Online Inc., hereby appoint Tony Graf, as attorney and proxy, with power of substitution and revocation, to represent at any Stockholder Meeting concerning Bottomline Online Inc. Furthermore, I will give all the power of attorney to Tony Graf to represent me in any way to make the decisions regarding this traction with Category 5.

6. Release of any Responsibility

         I hereby release all liability of Bottomline Online Inc.; hold them harmless of any obligation they owe to me directly or indirectly.

In witnes of this, I have set my hand and seal the Date of Februrary 25, 2002

/s/ Jon Middleton M.D.
-------------------------------------------------------
 Principal / Stockholder

/s/ Jon Middleton
-------------------------------------------------
Witness

/s/ Colleen R. Middleton
-------------------------------------------------
Witness

                            General Power of Attorney

1. Appointment of Attorney-In-Fact

         Know all men by these presents, that I, as President of DPS Inc. make, constitute, and appoint Tony Graf, residing in Sandy, Utah, to be our lawful Attorney-In-Fact for DPS Inc., and to do any and all acts that I as the President could do if personally present.

2. No Limitation on Attorney-In-Fact's Powers

         DPS Inc., intend to give the Attorney-In-Fact the fullest powers possible and do not intend, by the enumeration of his powers to limit or reduce them in any fashion.

3. Enumeration of Attorney-In-Fact's Powers

         Among the powers granted to the Attorney-In-Fact are: dealing as a Stockholder of Bottomline Online Inc. for the period of February 25, 2002 to March 30, 2002.

4. Sell, Transfer, or Purchase Securities

         To purchase, sell, or transfer stocks and bonds of any kind in my name or that of my Attorney-In Fact and to execute and deliver any instruments required in connection with the purchase, sale, or transfer.

5. As a Stockholder Consent

         DPS Inc., as a stockholder of Bottomline Online Inc. give our approval of the stock exchange of Bottomline Online Inc., for Category 5 stocks. By undersigned as stockholder of Bottomline Online Inc., hereby appoint Tony Graf, as attorney and proxy, with power of substitution and revocation, to represent at any Stockholder Meeting concerning Bottomline Online Inc. Furthermore, DPS Inc., will give all the power of attorney to Tony Graf to represent us in any way to make the decisions regarding this transaction with Category 5.

6. Release of any Responsibility -

         DPS Inc., hereby release all liability of Bottomline Online Inc., hold them harmless of any obligation they owe to us directly or indirectly.

In witness of this, DPS have set my hand and seal the Date of Feb 26, 2002

/s/
-------------------------------------------------------
 President of DPS Inc., -Principal / Stockholder of Bottomline Online Inc.

/s/
-------------------------------------------------
Witness

/s/ Jon Middleton
-------------------------------------------------
Witness

                            General Power of Attorney
                       {tc \11 "General Power of Attorney}

1. Appointment of Attorney-In-Fact

        Know all men by these presents that l, John Lewis Gilmer make, constitute, and appoint Tony Graf residing in Sandy, Utah to be my lawful Attorney-In-Fact for me and to do any and all acts that I could do if personally present.

2. No Limitation on Attorney-In-Fact's Powers

        I intend to give my Attorney-In-Fact the fullest powers possible and do not intend, by the enumeration of his powers to limit or reduce them in any fashion

3. Enumeration of Attorney-In-Fact's Powers

         Among the powers granted to my Attorney-In-Fact are: dealing as a Stockholder of Bottomline Online lnc. for the period of February 25, 2002 to March 30, 2002.

4, Sell, Transfer, or Purchase Securities

        To purchase, sell, or transfer stocks and bonds of any kind in my name or that of my Attomey-In-Fact and to execute and deliver any instruments required in connection with the purchase, sale, or transfer.

5. As a Stockholder Consent

        I, as a stockholder of Bottomline Online Inc. give my approval of the stock exchange of Bottomline Online Inc., for Category 5 stocks. By undersigned as stockholder of Bottomline Online Inc., hereby appoint Tony Graf, as attorney and proxy, win power of substitution and revocation, to represent at any Stockholder Meeting concerning Bottomline Online Inc. Furthermore, I will give all the power of attorney to Tony Grief to represent me in any way to make the decisions regarding this transaction with Category 5.

In witness of this, I have set my hand and seal the date of Feb. 26th 2002

/s/ John L. Gilmer
-------------------------------------------------------
 Principal / Stockholder

/s/ Jon Middleton
-------------------------------------------------
Witness

/s/
-------------------------------------------------
Witness

                            General Power of Attorney

1. Appointment of Attorney-In-Fact

         Know all men by these presents that I, Amber Robert make, constitute, and appoint Tony Graf, residing in Sandy, Utah, to be my lawfu1 Attorney-In Fact for me and to do any and all acts that I could do if personally present.

2. No Limitation on Attorney-In-Fact's Powers

         I intend to give my Attorney-In-Fact the fullest powers possible and do not intend, by the enumeration of his powers to limit or reduce them in any fashion.

3. Enumeration of Attorney-In-Fact's Powers

         Among the powers granted to my Attorney-In Fact are: dealing as a Stockholder of Bottomine Online Inc. for the period of February 25, 2002 to March 30, 2002.

4. Sell, Transfer, or Purchase Securities

         To purchase, sell, or transfer stocks and bonds of any kind in my name or that of my Attorney-In Fact and to execute and deliver any instruments required in connection with the purchase, sale, or transfer.

5. As a Stockholder Consent

         I, as a stockholder of Bottomline Online Inc. give my approval of the stock exchange of Bottomline Online Inc., for Category 5 stocks. By undersigned as stockholder of Bottomline Online Inc., hereby appoint Tony Graf, as attorney and proxy, with power of substitution and revocation, to represent at any Stockholder Meeting concerning Bottomline Online Inc. Furthermore, I will give all the power of attorney to Tony Graf to represent me in any way to make the decisions regarding this traction with Category 5.

6. Release of any Responsibility

         I hereby release all liability of Bottomline Online Inc.; hold them harmless of any obligation they owe to me directly or indirectly.

In witness of this, I have set my hand and seal the Date of 2/26/02

/s/ Amber Robert
-------------------------------------------------------
 Principal / Stockholder

/s/
-------------------------------------------------
Witness

/s/ Jon Middleton
-------------------------------------------------
Witness

                            General Power of Attorney

1. Appointment of Attorney-In-Fact

         Know all men by these presents that I, Jared J Robert make, constitute, and appoint Tony Graf, residing in Sandy, Utah, to be my lawfu1 Attorney-In Fact for me and to do any and all acts that I could do if personally present.

2. No Limitation on Attorney-In-Fact's Powers

         I intend to give my Attorney-In-Fact the fullest powers possible and do not intend, by the enumeration of his powers to limit or reduce them in any fashion.

3. Enumeration of Attorney-In-Fact's Powers

         Among the powers granted to my Attorney-In Fact are: dealing as a Stockholder of Bottomine Online Inc. for the period of February 25, 2002 to March 30, 2002.

4. Sell, Transfer, or Purchase Securities

         To purchase, sell, or transfer stocks and bonds of any kind in my name or that of my Attorney-In Fact and to execute and deliver any instruments required in connection with the purchase, sale, or transfer.

5. As a Stockholder Consent

         I, as a stockholder of Bottomline Online Inc. give my approval of the stock exchange of Bottomline Online Inc., for Category 5 stocks. By undersigned as stockholder of Bottomline Online Inc., hereby appoint Tony Graf, as attorney and proxy, with power of substitution and revocation, to represent at any Stockholder Meeting concerning Bottomline Online Inc. Furthermore, I will give all the power of attorney to Tony Graf to represent me in any way to make the decisions regarding this traction with Category 5.

6. Release of any Responsibility

         I hereby release all liability of Bottomline Online Inc.; hold them harmless of any obligation they owe to me directly or indirectly.

In witness of this, I have set my hand and seal the Date of 2/26/02

/s/ Jared J. Robert
-------------------------------------------------------
 Principal / Stockholder

/s/ Amber Robert
-------------------------------------------------
Witness

/s/ Jon Middleton
-------------------------------------------------
Witness

                            General Power of Attorney

1. Appointment of Attorney-In-Fact

         Know all men by these presents that I, Jon Middleton make, constitute, and appoint Tony Graf, residing in Sandy, Utah, to be my lawfu1 Attorney-In Fact for me and to do any and all acts that I could do if personally present.

2. No Limitation on Attorney-In-Fact's Powers

         I intend to give my Attorney-In-Fact the fullest powers possible and do not intend, by the enumeration of his powers to limit or reduce them in any fashion.

3. Enumeration of Attorney-In-Fact's Powers

         Among the powers granted to my Attorney-In Fact are: dealing as a Stockholder of Bottomine Online Inc. for the period of February 25, 2002 to March 30, 2002.

4. Sell, Transfer, or Purchase Securities

         To purchase, sell, or transfer stocks and bonds of any kind in my name or that of my Attorney-In Fact and to execute and deliver any instruments required in connection with the purchase, sale, or transfer.

5. As a Stockholder Consent

         I, as a stockholder of Bottomline Online Inc. give my approval of the stock exchange of Bottomline Online Inc., for Category 5 stocks. By undersigned as stockholder of Bottomline Online Inc., hereby appoint Tony Graf, as attorney and proxy, with power of substitution and revocation, to represent at any Stockholder Meeting concerning Bottomline Online Inc. Furthermore, I will give all the power of attorney to Tony Graf to represent me in any way to make the decisions regarding this traction with Category 5.

6. Release of any Responsibility

         I hereby release all liability of Bottomline Online Inc.; hold them harmless of any obligation they owe to me directly or indirectly.

In witness of this, I have set my hand and seal the Date of 2/26/02

/s/ Jon Middleton
-------------------------------------------------------
 Principal / Stockholder

/s/
-------------------------------------------------
Witness

/s/
-------------------------------------------------
Witness

                   Revocations of Promissory Notes

1.        February 25, 2002 - Jon Middleton
2.        February 25, 2002 - Tony Graf
3.        February 25, 2002 - Israel Curtis
4.        February 25, 2002 - Gregory Graf
5.        February 26, 2002 - DPS, Inc.

                          Revocation of Promissory Note

1. Description of Promissory Note

         Know all men by these presents, that I, Jon Middleton - a Lender, did receive a Promissory Note signed by Bottomline Online Inc., as Borrower dated October 15, 2001 for the amount of $150,000.00.

2. Revocation of Promissory Note

         By these presents I revoke and make void the instrument described above, make no right or claim with Bottomline Online Inc and release Bottomline Online Inc., of any obligation on the note.

In witness of this, I have set my hand and seal the date 2/26/2002

/s/ Jon Middleton
------------------------------------
Lender

/s/
------------------------------------
Witness

/s/ Tony Graf
------------------------------------
Witness

                          Revocation of Promissory Note

1. Description of Promissory Note

         Know all men by these presents, that I, Tony Graf - a Lender, did receive a Promissory Note signed by Bottomline Online Inc., as Borrower dated August 20, 2001 for the amount of $230,000.00.

2. Revocation of Promissory Note

         By these presents I revoke and make void the instrument described above, make no right or claim with Bottomline Online Inc and release Bottomline Online Inc., of any obligation on the note.

In witness of this, I have set my hand and seal the date 2/25/2002

/s/ Tony Graf
------------------------------------
Lender

/s/
------------------------------------
Witness

/s/ Jon Middleton
------------------------------------
Witness

                          Revocation of Promissory Note

1. Description of Promissory Note

         Know all men by these presents, that I, Israel Curtis - a Lender, did receive a Promissory Note signed by Bottomline Online Inc., as Borrower dated December 21, 2001 for the amount of $10,000.00.

2. Revocation of Promissory Note

         By these presents I revoke and make void the instrument described above, make no right or claim with Bottomline Online Inc and release Bottomline Online Inc., of any obligation on the note.

In witness of this, I have set my hand and seal the date 2/25/2002

/s/ Israel Curtis
------------------------------------
Lender

/s/ Jon Middleton
------------------------------------
Witness

/s/ Tony Graf
------------------------------------
Witness

                          Revocation of Promissory Note

1. Description of Promissory Note

         Know all men by these presents, that I, Gregory Graf - a Lender, did receive a Promissory Note signed by Bottomline Online Inc., as Borrower dated November 15, 2001 for the amount of $100,000.00.

2. Revocation of Promissory Note

         By these presents I revoke and make void the instrument described above, make no right or claim with Bottomline Online Inc and release Bottomline Online Inc., of any obligation on the note.

In witness of this, I have set my hand and seal the date 2/25/2002

/s/ Gregory Graf
------------------------------------
Lender

/s/ Jon Middleton
------------------------------------
Witness

/s/  Tony Graf
------------------------------------
Witness

                          Revocation of Promissory Note

1. Description of Promissory Note

         Know all men by these presents, that I, President of DPS Inc. - a Lender, did receive a Promissory Note signed by Bottomline Online Inc., as Borrower dated March 15, 2001 for the amount of $250,000.00.

2. Revocation of Promissory Note

         By these presents I revoke and make void the instrument described above, make no right or claim with Bottomline Online Inc and release Bottomline Online Inc., of any obligation on the note.

In witness of this, DPS Inc have set my hand and seal the date Feb 26, 2002

/s/
------------------------------------
Lender

/s/
------------------------------------
Witness

/s/  Tony Graf
------------------------------------
Witness